UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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IPG PHOTONICS CORPORATION
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April 7, 2015
Dear Fellow Stockholder:
You are cordially invited to attend our annual meeting of stockholders on June 2, 2015. We will hold the meeting at 10:00 a.m. Eastern Time at our world headquarters, 50 Old Webster Road, Oxford, Massachusetts 01540.
At this year's meeting, you will be asked to elect nine directors to our Board of Directors for a term of one year, to amend our 2006 Incentive Compensation Plan, to cast an advisory vote to ratify the appointment of our independent registered public accounting firm for 2015 and to transact any other business properly brought before the meeting. Our board of directors recommends that you approve each of these proposals. I urge you to read the proxy statement for further details about the proposals.

A notice of the annual meeting, a proxy statement, proxy card and our 2014 annual report to stockholders, which provide detailed information relating to our activities and operating performance, accompany this letter.

This year, we are delivering our proxy statement and 2014 annual report pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the internet. We believe that adopting this process will expedite stockholders’ receipt of proxy materials and also lower the cost and environmental impact of our annual meeting. On or about April 14, 2015, we will mail to our stockholders a notice containing instructions on how to access our proxy materials online. In addition, this proxy statement and the notice mailed to stockholders includes instructions on how you can receive a paper copy of our proxy materials.
Whether or not you plan to attend the annual meeting of stockholders, we encourage you to cast your vote by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. You may also vote your shares using the internet or the telephone by following the instructions provided on the enclosed proxy card.
Sincerely,

Dr. Valentin P. Gapontsev Chairman of the Board of Directors and Chief Executive Officer

IPG PHOTONICS CORPORATION
50 Old Webster Road
Oxford, Massachusetts 01540
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
We invite you to attend our annual meeting of stockholders which is being held as follows:

Date:	June 2, 2015
Time:	10:00 a.m. Eastern Time
Location:	IPG Photonics Corporation 50 Old Webster Road Oxford, Massachusetts 01540
At the meeting, we will ask our stockholders to:

1	elect nine directors named in the proxy to serve until our 2015 annual meeting of stockholders;
2	amend our 2006 Incentive Compensation Plan; and
3	cast an advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.
Stockholders will also transact any other business that may properly come before the meeting.
You may vote on these matters in person or by proxy. Whether or not you plan to attend the meeting, we ask that you promptly vote your shares. Only stockholders of record at the close of business on April 6, 2015 may vote at the meeting.

By order of the Board of Directors IPG PHOTONICS CORPORATION

Angelo P. Lopresti Secretary
April 7, 2015
Oxford, Massachusetts

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 2, 2015: The proxy statement and 2014 annual report to stockholders are available at:
www.edocumentview.com/ipgp
If you want to receive a paper copy or e-mail of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy to our Investor Relations at ipgp@investorrelations.com or by telephone (617) 542-5300. Please make your request on or before May 22, 2015 to facilitate timely delivery.

PROXY SUMMARY

This summary highlights information available within our proxy statement. You should consider all of the information available in the proxy statement prior to voting your shares. Additional information on the Company's performance in 2014 can be found in our 2014 annual report to stockholders.

2014 Annual Meeting Information

Time and Date: 9:00 a.m. Eastern Time on Tuesday, June 2, 2015

Location: IPG Photonics Corporation, 50 Old Webster Road, Oxford, Massachusetts, 01540

Record Date: April 6, 2015

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other proposals to be voted on.

Voting Your Shares

We encourage you to vote by proxy, even if you plan to attend the annual meeting. Your vote is important and will contribute to the future of IPG. You can vote your shares using one of the following methods:

•	Completing and mailing the enclosed proxy card
•	Calling (800) 652-8683
•	Visiting www.investorvote.com/ipgp
•	In person at the annual meeting

If you own shares through a bank, broker, trustee, nominee, or other institution, they will provide you with our proxy statement and any other solicitation materials, as well as voting instructions.

Items of Business

Item Number	Description	Board Vote Recommendation
1	Elect nine directors named in the proxy to serve until our 2015 annual meeting of stockholders	FOR
2	Amend our 2006 Incentive Compensation Plan	FOR
3	Advisory vote to ratify the Company's independent registered public accounting firm	FOR

Election of Directors (Proposal No. 1)

IPG Photonics is recommending the election of nine of the current directors on its Board. The following table provides summary information about each director nominee standing for re-election to the Board. Additional information for all of our directors, including the nominees, may be found beginning on page 16.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Experience and Skills
Valentin P.	76	1990	CEO and Chm. of Bd.,	No	None	•	Executive management
Gapontsev,			IPG Photonics			•	Technology
Ph.D.			Corporation			•	Markets and Applications

Eugene	67	2000	Managing Director,	No	None	•	Operations
Scherbakov,			IPG Laser GmbH			•	Technology
Ph.D.						•	Markets and Applications

Igor	52	2006	Chief Technology Officer,	No	None	•	Technology
Samartsev			IPG Photonics Corporation			•	Executive Management

Michael C.	60	2000	Senior Advisor,	Yes	Audit	•	Management and Operations
Child			TA Associates, Inc.		NCG*	•	Mergers & Acquisitions
						•	Technology Growth Companies

Henry E.	74	2006	Former Pres. and Chm.,	Yes	Presiding Ind. Dir.	•	Laser Industry
Gauthier			Coherent, Inc.		Audit	•	Financial Expert
						•	Management and Operations

William S.	70	2006	Principal	Yes	Audit (Chair)	•	Accounting and Finance
Hurley			W.S. Hurley Financial		Compensation	•	Financial Expert
			Consulting			•	Management

Eric Meurice	58	2014	Former President, CEO	Yes	NCG	•	Strategy and Strategic Marketing
			and Chairman, ASML			•	International Operations
			Holding NV			•	Technology Growth Companies

John R. Peeler	60	2012	CEO and Chm. of Bd.,	Yes	Compensation (Chair)	•	Management and Operations
			Veeco Instruments Inc.		NCG	•	International Operations
						•	Leadership Development

Thomas J.	51	2014	EVP and CFO,	Yes	Audit	•	Accounting and Finance
Seifert			Symantec Corporation			•	Financial Expert
						•	Technology Growth Companies

* NCG is the Nominating and Corporate Governance Committee.

Amend our 2006 Incentive Compensation Plan (Proposal No. 2)

We are asking stockholders to approve amendments to our current 2006 Incentive Compensation Plan (the "Amended Plan") which expires in February 2016. The purpose of the Amended Plan is to motivate employees, non-employee directors and independent contractors by providing an opportunity to acquire cash or equity incentive awards, and to provide a means through which the Company, its affiliates and group companies may attract the highest-quality individuals to the Company and to align the interests of such individuals with the Company's stockholders. The stockholders most recently approved the current plan at the Company's 2011 annual meeting of stockholders. The Company is not requesting stockholders to authorize additional new shares in this proposal, however, it is necessary to submit the Amended Plan to stockholders for approval at this time to extend the duration of the current plan, to approve certain other amendments and to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Amended Plan is modeled after and is substantially similar to the current plan.
Additional information regarding the Amended Plan may be found in the Proposal 2: Approval Of Amendments To IPG Photonics Corporation 2006 Incentive Compensation Plan.
Advisory Vote to Ratify the Independent Registered Public Accounting Firm (Proposal No. 3)

We are asking stockholders to cast a non-binding, advisory vote to ratify the engagement of Deloitte & Touche LLP as our independent external auditor for 2015. Please refer to page 62 for additional details on this proposal. The table below provides a summary of fees for professional services rendered by Deloitte for the past three years ended December 31, 2014, 2013 and 2012.

Types of Fees	2014	2013	2012
Audit Fees	$1,391,908	$1,197,733	$1,086,580
Audit-Related Fees	$—	$37,000	$146,200
Tax and Other Fees	$224,501	$200,000	$7,500

Corporate Governance Summary

The Board:
•	is comprised of 70% independent directors

•	has presiding independent director

•	is comprised of directors with a broad range of leadership, professional skills, and experience which, when taken as a whole, is invaluable in the execution of our strategic plan

•	meets regularly in executive session

•	is elected annually

•	has stock ownership guidelines to align the interests of directors with stockholders

•	adopted a policy that prohibits hedging and limits pledging of our stock by directors

•	engages in a self-evaluation process

•	adopted a related person transaction policy

The Audit, Compensation, and Corporate Governance Committees:
•	are all comprised entirely of independent directors, with the Audit Committee comprised of three "financial experts"

•	annually review their charters to ensure that they are continuously aligned with evolving Committee responsibilities

•	engage in an annual self-evaluation process

•	have active Committee member engagement with each director participating in more than 75% of the applicable Committee meetings

Executive Compensation Summary

The Compensation Committee:
•	is comprised entirely of independent directors who oversee the executive compensation program

•	retains an independent compensation consultant to advise the Committee on the executive compensation program and other compensation matters

•	annually reviews the executive compensation program to align it with the stockholder interests

•	aligns executive pay with performance consistent with our pay-for-performance philosophy

•	balances short-term and long-term incentives including multiple measures of performance

•	uses long-term incentives to link executive pay to IPG performance

•	designs the compensation program to maximize stockholder value while mitigating short-term risk taking

•	caps the maximum amount that can be earned for short-term incentives

The Named Executive Officers:
•	have a majority of total direct compensation tied to performance, thereby aligning a significant portion of executive compensation payouts with the interest of stockholders

•	have no retirement benefits and limited perquisites

•	do not receive excise tax gross-up protections

•	may not hedge Company stock and are allowed limited pledging

•	do not receive single-trigger change of control provisions

•	comply with stock ownership guidelines to align the interests of officers with stockholders

•	are subject to clawback provisions

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE MEETING
Our Board of Directors of IPG Photonics Corporation is soliciting proxies from our stockholders in connection with our annual meeting of stockholders to be held on Tuesday, June 2, 2015 and any and all adjournments thereof. No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.
This proxy statement and our 2014 annual report are first being made available on the internet to stockholders of record on or about April 8, 2015 at www.edocumentview.com/ipgp. Information on the website does not constitute part of this proxy statement.
Unless otherwise noted, the information in this proxy statement covers our 2014 fiscal year (or "fiscal 2014"), which ran from January 1, 2014 through December 31, 2014, and, in some cases, our 2013 fiscal year (or "fiscal 2013"), which ran from January 1, 2013 through December 31, 2013.
Questions and Answers about the Meeting and Voting
When and Where Is the Annual Meeting?

When:	Tuesday, June 2, 2015, at 10:00 a.m. Eastern Time
Where:	IPG Photonics Corporation 50 Old Webster Road Oxford, Massachusetts 01540
What Matters Am I Being Asked to Vote On at the Meeting and What Vote is Required to Approve Each Matter?

You are being asked to vote on three proposals.

Proposal 1 requests the election of directors. Each director will be elected by the vote of the plurality of the votes cast when a quorum is present. A "plurality of the votes cast" means that the nine persons receiving the greatest number of votes cast "for" will be elected. "Votes cast" excludes "withhold votes" and any broker non-votes (as defined below). Accordingly, withhold votes and broker non-votes will have no effect on Proposal 1. If you hold your shares in "street name", it is critically important that you submit your voting instructions to your bank or broker if you want your shares to count for Proposal 1.
Proposal 2 requests the approval of an amendment to our 2006 Incentive Compensation Plan.
Proposal 3 requests the ratification, in an advisory vote, of the appointment of our independent registered public accounting firm.
The affirmative vote of a majority of the shares which are present at the meeting in person or by proxy, and entitled to vote thereon, is required for approval of Proposals 2 and 3. Abstentions have the same effect as voting against Proposals 2 and 3. Broker non-votes have no effect on Proposal 2. Accordingly, if you hold your shares in street name, you should submit your voting instructions to your bank or broker if you want your shares to count for Proposal 2.
Who Is Entitled to Vote at the Meeting?
You are entitled to vote at the meeting if you owned IPG Photonics shares (directly or in "street name," as defined below) as of the close of business on April 6, 2015, the record date for the meeting. On that date, 52,615,597 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote; there is no cumulative voting with respect to any proposal.
What Do I Need to Do If I Plan to Attend the Meeting in Person?
If you plan to attend the annual meeting in person, you must provide proof of your ownership of our common stock and a form of personal identification, such as a driver's license, for admission to the meeting. If you are a stockholder of record, the top half of your proxy card is your admission ticket and will serve as proof of ownership. If you hold your shares in street name, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you hold your shares in street name and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

What Is the Difference Between Holding Shares Directly as a Stockholder of Record and Holding Shares in "Street Name" at a Bank or Broker?
Most of our stockholders hold their shares directly through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held in "street name."
Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare, N.A., you are considered the stockholder of record with respect to those shares, and the proxy statement and annual report were sent directly to you. As the stockholder of record, you have the right to vote your shares as described herein.
"Street Name" Stockholder: If your shares are held by a bank or broker as your nominee, you are considered the beneficial owner of shares held in "street name," and the proxy statement and annual report were forwarded to you by your bank or broker who is considered the stockholder of record with respect to those shares. Your bank or broker sent to you, as the beneficial owner, a document describing the procedure for voting your shares. You should follow the instructions provided by your bank or broker to vote your shares. You are also invited to attend the annual meeting. However, if you wish to be able to vote at the meeting, you must obtain a proxy card, executed in your favor, from your bank or broker.
What Does it Mean to Give a Proxy?
Your properly completed proxy/voting instruction card will appoint Valentin P. Gapontsev and Angelo P. Lopresti as proxy holders or your representatives to vote your shares in the manner directed therein by you. Dr. Gapontsev is our Chairman of the Board and Chief Executive Officer. Mr. Lopresti is our Senior Vice President, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to vote "for" or "withhold" for the nominees for director (Proposal 1), and "for," "against," or "abstain" from the amendment of the 2006 Incentive Compensation Plan (Proposal 2) and the advisory vote to ratify the appointment of our independent registered accounting firm (Proposal 3).
All of your shares entitled to vote and represented by a properly completed proxy or voting instruction received prior to the meeting and not revoked will be voted at the meeting in accordance with your instruction.
What Happens If I Sign, Date and Return My Proxy But Do Not Specify How I Want My Shares Voted on One of the Proposals?
Stockholder of Record: Your proxy will be counted as a vote "For" all of the nominees for director and "For" Proposals 2 and 3.
"Street Name" Stockholder: Your bank, broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under New York Stock Exchange rules, your bank, broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors (Proposal 1) and the amendment of our 2006 Incentive Compensation Plan (Proposal 2). This is called a "broker non-vote." However, your bank, broker or nominee does have discretion to vote your shares on routine matters such as the advisory vote to ratify the appointment of our independent registered public accounting firm (Proposal 3). Accordingly, if you do not give your bank, broker or nominee specific instructions with respect to Proposal 3, your shares will be voted in such entity's discretion (but only with respect to Proposal 3). We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all of your shares may be voted at the meeting.
Can I Change My Vote Before the Meeting?
You can change your vote at any time before your proxy is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote), by revoking your proxy by written notice to the Secretary of IPG Photonics, or by voting in person at the meeting. If you choose to revoke your proxy by attending the annual meeting, you must vote your shares for revocation to be effective. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person.
If your shares are held in street name, please refer to the information forwarded by your bank, broker or nominee for procedures on changing your voting instructions.
Is the Proxy Statement Available on the Internet?
Yes. Beginning this year, we are delivering our proxy statement and 2014 annual report pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the internet. On or about April 14, 2015, we will mail to our stockholders a notice (the “Notice”) containing instruction on how to access this proxy statement and our annual report and to vote via the internet or by telephone. Stockholders can view these documents on the Internet by accessing the website at www.edocumentview.com/ipgp.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
Who Is Soliciting my Proxy and Who is Paying for the Cost of this Proxy Solicitation?
The Board of Directors of IPG Photonics is soliciting your proxy to vote at the 2015 annual meeting of stockholders. IPG Photonics will bear the expense of preparing, posting to the internet, printing and mailing this proxy material, as well as the cost of any required solicitation. Our directors, officers or employees may solicit proxies on our behalf. We have not engaged a proxy solicitation firm to assist us in the solicitation of proxies, but we may if we deem it appropriate. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies.
Who Counts the Votes?
We have engaged Computershare as our independent agent to receive and tabulate stockholder votes. Computershare will separately tabulate "for," "against" and "withhold" votes, abstentions and broker non-votes. Computershare will also act as independent election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the General Corporation Law of Delaware.
How Can I Vote?
Most stockholders have a choice of voting in one of four ways:

•	via the internet;

•	using a toll-free telephone number;

•	completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided; or

•	in person at the meeting.
The telephone and Internet voting facilities for stockholders of record will close at 1:00 a.m. Central Time on June 2, 2015. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.
If you hold your shares in street name, your bank or broker will send you a separate package describing the procedures and options for voting your shares. Please read this information carefully. If you hold your shares in street name, and wish to vote in person at the annual meeting, you must obtain a "legal proxy" from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the annual meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the annual meeting and ask for a ballot when you arrive.

What Is the Quorum Required to Transact Business?
At the close of business on April 6, 2015, the record date, there were 52,615,597 shares of our common stock outstanding. Our by-laws require that a majority of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business at the meeting. We will count withhold votes, abstentions and broker non-votes in determining whether a quorum exists.

CORPORATE GOVERNANCE
At IPG Photonics, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. We have summarized several of our corporate governance practices below.
Significant Corporate Governance Practices and Policies
At IPG Photonics, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. We have summarized several of our corporate governance practices below.

•
Independent Director Majority and Presiding Independent Director. Seven of the ten directors currently on our Board of Directors (the "Board") are non-employees of the Company who meet the independence criteria under applicable rules of the Securities and Exchange Commission ("SEC") and NASDAQ guidelines. Only independent directors sit on our three standing Board committees. Several years ago, the Board established the role of a presiding independent director who is elected annually by the independent directors.

•
Executive Sessions. Our Board meets regularly in executive sessions without the presence of management, including our Chief Executive Officer. These sessions are led by our Presiding Independent Director.

•	Annual Election of Entire Board. Stockholders elect each director annually. We do not have a classified board.

•
Related Person Transactions. Our Nominating and Corporate Governance Committee is responsible for approving or ratifying transactions involving our Company and related persons and determining if the transaction is in, or not inconsistent with, the best interests of our Company and our stockholders.

•
Stock Ownership Guidelines. Our directors and executive officers are required to own a minimum amount of IPG Photonics shares. In 2014, our Board increased the stock ownership requirements to our Chief Executive Officer to five times his base salary. We believe that stock ownership requirements align the interest of the directors and officers with our stockholders. Our directors and executive officers fully complied with our guidelines in 2014.

•
Prohibition on Hedging; Limits on Pledging. Our insider trading policy expressly prohibits directors and employees from engaging in short sales of our common stock or buying or selling puts, calls or derivative securities in connection with IPG Photonics shares.

•	Annual Self-Assessments. Our Board engages in annual self-evaluations to determine if it and its committees are functioning effectively.
Additional information is provided below regarding these and certain other key corporate governance policies, which we believe enable us to manage our business in accordance with high standards of business practices and in the best interest of our stockholders. Several of our policies may be found at http://investor.ipgphotonics.com/governance.cfm. Note that information on our website does not constitute part of this proxy statement.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that outline, among other matters, the roles and functions of the Board, the responsibilities of various Board committees and the mission of the Board. Each of the Board committees has a written charter that sets forth the purposes, goals and responsibilities of the committees as well as qualification for committee membership, procedures for committee membership, appointment and removal, committee structure and operations and committee reporting to the entire Board.
The Governance Guidelines provide, among other things, that:

•	a majority of our Board must be independent;

•	the Presiding Independent Director presides over executive sessions of independent directors;

•	the Board appoints all members and chairpersons of the Board committees;

•	the Audit, Compensation, and Nominating and Corporate Governance Committees consist solely of independent directors;

•	the independent directors meet periodically in executive sessions without the presence of the non-independent directors or members of our management;

•	directors may not serve on the boards of more than three other public companies;

•	evaluations of the Board and committees are conducted annually; and

•	the Board and key officers should have a meaningful financial stake in the Company.
The Board reviews changing legal and regulatory requirements, evolving best practices and other developments. The Board modifies the Governance Guidelines and its other corporate governance policies and practices from time to time, as appropriate.
Executive Sessions. Our independent directors meet privately, without employee directors or management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meet without employee directors or management present from time to time as they deem necessary.
Director Meetings and Policy Regarding Board Attendance. It has been the practice of our Board and its committees to hold at least four in-person regular meetings each year. The Board and its committees also have telephone meetings throughout the year. In accordance with our Governance Guidelines, our directors are expected to prepare for, attend and actively participate in meetings of the Board and its committees. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our Board to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.
Stock Ownership Guidelines. The Board adopted stock ownership guidelines to more closely align the interests of our directors and executive officers with those of our long-term stockholders. Under the guidelines, the following persons are expected to maintain a minimum investment in our common stock as follows: for non-employee directors, the lesser of 3,000 shares or three times their annual cash Board retainer (excluding committee retainers); for the Chief Executive Officer, five times his annual salary; and for other executive officers, the lesser of 5,000 shares or one times their respective annual salaries. In 2014, the Board approved an increase in stock ownership requirements for the Chief Executive Officer to the level stated in the previous sentence. Vested equity compensation such as vested stock options counts towards the stock ownership levels. Indirect ownership of shares through a separate legal entity counts toward fulfillment of the ownership guidelines. These ownership levels are to be achieved no later than four years after the election as a director or as an executive officer, except that prior to such time the director or officer is expected to retain a certain portion of stock issued upon exercise of stock options or vesting of restricted stock awards until the minimum ownership levels are attained. All directors and executive officers were in compliance with our stock ownership guidelines as of December 31, 2014.
Board Self-Assessments. The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees the Board and committee self-assessments and the Board receives a report on its self-assessments annually. Each committee also annually reviews its own performance and reports the results to the Board. Each committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes.
Prohibition on Hedging; Limits on Pledging. Under our insider trading policy, no director or employee may engage in shorting shares of our common stock, or buying or selling puts, calls or derivatives related to our common stock. A director or officer of the Company may not pledge shares constituting more than 20% of his or her total stock ownership. Pledges of shares constituting 20% or less of total stock ownership are subject to certain conditions.
Governance Trends and Director Education. The Board and its Committees proactively monitor legislative and regulatory initiatives, as well as other corporate governance trends and their potential impact on the Company. Each director has access to publications and other resources that cover these matters. In addition, we enroll our directors as members of the National Association of Corporate Directors and reimburse relevant director education expenses.

In 2014, the Board received a presentation from professionals in the financial community on various topics including the current macro-economic outlook, market trends, mergers and acquisition trends, industry fundamentals, current valuations, investor perception, industry framework and current industry topics. In previous years, experts in the areas of corporate governance and law have spoken to the Board on regulatory actions, governance trends and various other corporate governance topics. Directors participated in continuing education sessions to remain informed on recent trends applicable to their Committee duties. Newly elected directors participate in a comprehensive director orientation program that covers, among other things, our strategy, business structure, financial performance, and competitive landscape. New committee members are also provided with training on committee policies, practices and trends. As part of this program, directors are invited to participate in a tour of selected facilities of the Company. To further familiarize directors with our operations, we conduct Board meetings at our major facilities from time to time.
The Committees actively engage with senior management and other parties when necessary to further assess the current environment or respond to governance related matters. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each routinely receive updates on matters applicable to their responsibilities from legal counsel, auditors and independent consultants.
Nomination of Directors. The Nominating and Corporate Governance Committee considers candidates for director nominees proposed by directors and stockholders. This Committee may retain recruiting professionals and use director databases to assist in identifying and evaluating candidates for director nominees. The Board seeks members from diverse professional backgrounds with a reputation for integrity who do not have professional commitments that might unreasonably interfere with the demands and duties of a board member. Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. The Nominating and Governance Committee seeks directors with a broad spectrum of experience and expertise. It seeks a Board that reflects diversity, including in experience, gender and ethnicity. It does not have formal objective criteria for determining the degree of diversity needed or present on the Board. Board candidates are considered based upon various criteria, such as demonstrated excellence, leadership and significant experience in an area of endeavor, relevant expertise and experience and the ability to offer advice and guidance based upon that expertise, possession of high personal integrity and ethics, ability to read and understand financial statements, a commitment to representing the long-term interests of the Company's stockholders while keeping in perspective the interests of customers, suppliers and employees, and any other factors appropriate in the context of an assessment by the Nominating and Corporate Governance Committee of the needs of the Board at that time. Candidates for director should also have certain minimum qualifications, including the ability to read and understand basic financial statements, must be over 21 years of age and possess the highest personal integrity and ethics. In addition, the Nominating and Corporate Governance Committee considers whether the individual satisfies criteria for independence as may be required by applicable regulations. The Nominating and Corporate Governance Committee retained the search firm Heidrick & Struggles to assist in the search and evaluation of candidates for director which resulted in the nomination of Mr. Eric Meurice and Mr. Thomas Seifert who were elected to the Board at our 2014 annual meeting.
The Nominating and Corporate Governance Committee has adopted a policy under which it will consider nominations by stockholders. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders. The Nominating and Corporate Governance Committee evaluates and interviews potential board candidates. All members of the Board may interview the final candidates.
Code of Business Conduct. We have a code of business conduct that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and other executive officers. Our code of business conduct includes provisions covering conflicts of interest, business gifts and entertainment, outside activities, compliance with laws and regulations, insider trading practices, antitrust laws, payments to government personnel, bribes or kickbacks, corporate record keeping and accounting records. The code of business conduct is posted on our website at http://investor.ipgphotonics.com/governance.cfm.
Procedures for Submitting Complaints. We have procedures for the treatment of complaints regarding accounting, internal accounting controls, auditing matters, fight against bribery, banking, and financial crime, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are posted on our website at http://investor.ipgphotonics.com/governance.cfm.

Board Leadership Structure
As of the date of this proxy statement, the positions of Chairman of the Board and Presiding Independent Director are held by two different individuals. Dr. Gapontsev, our Chief Executive Officer, also serves as the Chairman of the Board. Our independent directors determined several years ago that, for effective board governance, it is important to have a presiding independent director. Mr. Gauthier has been selected as the Presiding Independent Director for a term ending June 2015.
Dr. Gapontsev became our Chief Executive Officer and Chairman in 1998. His dual role was established sixteen years ago when the Board was first established. Our directors believe that each of the possible leadership structures for a board has its particular pros and cons which much be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration is the responsibility of a company's board that has a diversity of views and experiences. Our directors come from a variety of organizational backgrounds and have direct experience with a wide range of leadership and management structures. The makeup of our Board puts it in a very strong position to evaluate the pros and cons of the various types of board leadership structures and to ultimately decide which structure is in the best interests of our stockholders.The independent directors believe that having Dr. Gapontsev serve in both capacities is in the best interest of the Company and its stockholders because it allows Dr. Gapontsev to more effectively execute the Company's strategic initiatives and business plans. He is the founder of the Company and beneficially owns approximately 14.0% of the Company's common stock. The combination of the roles of Chairman and Chief Executive Officer in Dr. Gapontsev creates clear and unambiguous authority, which is essential to effective management. The Board and management can respond more effectively to a clear line of authority. Further, given that he is closer to the Company's business than any other Board member and he has the benefit of over fifteen years of operations and leadership experience within the Company, Dr. Gapontsev is best-positioned to set the Board's agenda and provide leadership. Dr. Gapontsev's extensive scientific and business experience also gives him vast industry knowledge, which the Board believes is critical for the chairman of the board of a company that operates in a highly technical industry. The combined Chairman/Chief Executive structure is a leadership model that has served our stockholders well for many years.

The Board also recognized the importance for a board to have in place, and build upon, a counterbalancing structure to ensure that it functions in an appropriately independent manner. As a result, the Board enhanced its governance structure several years ago by creating the position of Presiding Independent Director with leadership authority and responsibilities. The duties and responsibilities of the Presiding Independent Director include: setting the agenda for, and leading, executive sessions of the independent directors; providing consolidated feedback from those meetings to the Chairman and Chief Executive Officer; providing input on the agenda for Board meetings; periodically providing feedback on the quality and quantity of information flow from management; having the authority to call meetings of the independent directors; facilitating discussions outside of scheduled Board meetings among the independent directors on key issues as required; serving as a non-exclusive liaison with the Chairman and Chief Executive Officer in consultation with the other independent directors; interviewing Board candidates as appropriate; and, commencing in 2014, leading the determination of the goals and objectives for the Chairman and Chief Executive Officer with the input of the independent directors and the annual performance evaluation for him with the input of the independent directors and providing that evaluation to the Compensation Committee. In the event of a crisis, the Presiding Independent Director would have an increased role in crisis management oversight. The independent directors of our Board elected Mr. Gauthier as the Presiding Independent Director for the term ending June 2015, and this position is voted upon annually by our independent directors.
The Board believes that the position and responsibilities of a presiding independent director and the regular use of executive sessions of the independent directors without the Chief Executive Officer or other executive officers present, along with the Company's strong committee system and substantial majority of independent directors, allow the Board to maintain effective oversight.
Risk Oversight
The Board and management recognize that effectively monitoring and managing risk are essential to the successful execution of the Company's strategy. The Board reviews strategy regularly with management and provides input to management. As part of its oversight of operations, the entire Board reviews and discusses the performance of the Company and the principal risks involved in the operations and management of the Company. The Board allocates risk oversight responsibility among the full Board, the independent directors and the three standing committees of the Board. The Nominating and Corporate Governance Committee periodically reviews risk oversight matters and responsibilities, then makes recommendations to the Board to allocate risk oversight responsibilities.
The Board as a whole reviews risk management practices and a number of significant risks in the course of its reviews of corporate strategy, management reports and other presentations. The independent directors as a group oversee succession and resource planning. The Audit Committee oversees certain financial risks and recommends guidelines to monitor and control such risk exposures. The Compensation Committee reviews the Company's executive compensation programs, their effectiveness at both linking executive pay to performance and aligning the interests of our executives and our stockholders, and oversees an entity-wide compensation risk assessment. The Nominating and Corporate Governance Committee reviews significant related party transactions with directors, executives and managers and may conduct negotiations on behalf of the Company. The Board's risk oversight role is independent from the Company's day-to-day management, as more than two-thirds of the current directors are independent and therefore have no conflicts that might discourage critical review of the Company's risks.
Communication with our Board of Directors
Interested parties wishing to write to the Board, a specified director or a committee of the Board should send correspondence to the Office of the Secretary, IPG Photonics Corporation, 50 Old Webster Road, Oxford, Massachusetts 01540. All written communications received in such manner from stockholders of the Company will be forwarded to the members or committee of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) or committee(s) of the Board, the communication shall be forwarded to all members of the Board.

RELATED PERSON TRANSACTIONS
The Board adopted a related person transaction policy that requires the Company's executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $100,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person's immediate family members ("Related Persons") has, had or may have a direct or indirect material interest (a "Related Person Transaction"). Subject to certain exceptions in the policy, Related Person Transactions must be brought to the attention of the Nominating and Corporate Governance Committee for an assessment of whether the transaction or proposed transaction should be permitted. In deciding whether to approve or ratify the Related Person Transaction, the Nominating and Corporate Governance Committee considers relevant facts and circumstances. If the Nominating and Corporate Governance Committee determines that a Related Person has a direct or indirect material interest in any such transaction, the Committee must review and approve, ratify or disapprove the Related Person Transaction.
Pursuant to our Governance Guidelines, we expect each of our directors to ensure that other existing and future commitments do not conflict with or materially interfere with his or her service as a director. Directors are expected to avoid any action, position or interest that conflicts with our interests or gives the appearance of a conflict. In addition, directors are required to inform the chairman of our Nominating and Corporate Governance Committee prior to joining the Board of another public company to ensure that any potential conflicts, excessive time demands or other issues are carefully considered.

The Nominating and Corporate Governance Committee reviewed and approved the following Related Person Transactions which were conducted on an "arm's length" basis with the Company.
The Company leased from an unrelated third party approximately 12,000 square feet of office space in Marlborough, Massachusetts under an office lease expiring November 2017. A subsidiary of IP Fibre Devices (UK) Ltd. ("IPFD") purchased the building in October 2014 and acquired the lease. The Company's CEO is the managing director of IPFD, and IPFD is a stockholder of the Company. Messrs. Gapontsev, Samartsev and Scherbakov, and trusts created by Dr. Gapontsev own shares of IPFD. See the table and notes in the section titled "Common Stock Ownership." The 2014 year-end annual lease rate was $232,000 with annual increase of approximately 2.5% per year. The Company reimburses the landlord for its portion of certain operational costs. The Company paid IPFD $20,000 under the office lease for 2014.
Dr. Gapontsev leases the annual right to use 25% of the Company's corporate aircraft under a October 2014 lease expiring November 2019. The 2014 year-end annual lease rate was $684,000 and future rent payments will be adjusted annually. Dr. Gapontsev also pays direct and incidental operating costs for his private use including pilot fees. He paid the Company $146,000 in 2014 under the aircraft lease.
In 2014, the Company sold products and services of $2,731,000 to OAO "RCE" Laser Processing Center ("Laser Center"), an application development and parts processing company. Dr. Gapontsev owns approximately 39% of Laser Center, which he acquired from an unrelated third party in 2014.

In 2014, the Company purchased from Veeco Instruments Inc. equipment and services amounting to approximately $3,687,000. Mr. Peeler, a non-employee member of our Board, is the Chief Executive Officer and Chairman of the Board of Veeco Instruments Inc. For several years before Mr. Peeler was elected to the Board, Veeco Instruments, Inc. was a provider of equipment and services to the Company.

The Nominating and Corporate Governance Committee reviewed and approved the foregoing transactions which were ordinary course business transactions conducted on an "arm's length" basis with the Company.

BOARD OF DIRECTORS
The Board currently set the number of directors at ten, but the number of directors will be set at nine from and after the 2015 annual meeting. Mr. Robert Blair decided to not stand for re-election to our Board of Directors at our 2015 annual meeting. IPG Photonics extends its sincere appreciation to Mr. Blair for the valuable contributions he provided to our Company and stockholders during his service as a member of our Board since 2000.
Nominees for Director
The following table sets forth certain information as of the date of this proxy statement regarding the director nominees. Each of our incumbent directors, other than Mr. Blair, has been nominated by the Board for election at our 2015 annual meeting.
Valentin P. Gapontsev, Ph.D.

Director since 1998
Chief Executive Officer and Chairman of the Board
Age 76

Dr. Gapontsev has been the Chief Executive Officer and Chairman of the Board of IPG since out inception. Prior to founding the company in 1990, Dr. Gapontsev served as senior scientist in laser material physics and head of the laboratory at the Soviet Academy of Science's Institute of Radio Engineering and Electronics in Moscow. In 2006, he was awarded the Ernst & Young® Entrepreneur of the Year Award for Industrial Products and Services in New England, and in 2009, he was awarded the Arthur L. Schawlow Award by the Laser Institute of America. In 2011, he received the Russian Federation National Award in Science and Technology, and he was selected as a Fellow of the Optical Society of America. Dr. Gapontsev holds a Ph.D. in Physics from the Moscow Institute of Physics and Technology.

Key Attributes, Experience and Skills
He is the founder of the Company and has successfully led the Company and the Board since the Company was formed. In the roles of Chief Executive Officer and Chairman of the Board, he has been responsible for formulation and execution of IPG's strategy and providing leadership and oversight of IPG's business during a period of rapid and profitable growth, as well as business contractions. He has over thirty years of academic research experience in the fields of solid state laser materials, laser spectroscopy and non-radiative energy transfer between rare earth ions and is the author of many scientific publications and several international patents. His strategic foresight and entrepreneurial spirit along with his deep scientific understanding has guided the Company's continued growth and technology leadership. Under Dr. Gapontsev's leadership, the Company continues to generate strong revenue and earnings growth.
Eugene Scherbakov, Ph.D.

Director since 2000
Managing Director of IPG Laser GmbH and Senior Vice President
Age 67
Dr. Scherbakov has served as Managing Director of IPG Laser GmbH, our German subsidiary, since August 2000 and Senior Vice President-Europe since February 2013. He served as the Technical Director of IPG Laser from 1995 to August 2000. From 1983 to 1995, Dr. Scherbakov was a senior scientist in fiber optics and head of the optical communications laboratory at the General Physics Institute, Russian Academy of Science in Moscow. Dr. Scherbakov graduated from the Moscow Physics and Technology Institute with an M.S. in Physics. In addition, Dr. Scherbakov attended the Russian Academy of Science in Moscow, where he received a Ph.D. in Quantum Electronics from its Lebedev Physics Institute and a Dr.Sci. degree in Laser Physics from its General Physics Institute.

Key Attributes, Experience and Skills
Dr. Scherbakov has extensive knowledge of the Company's business as Managing Director of IPG Laser GmbH, which produces a large volume of our products and is the source of many developments in products, technology and applications. The leadership and operational expertise of Dr. Scherbakov have contributed to IPG increasing production, lowering manufacturing costs and maintaining high margins compared to our industry peers. He also has extensive technological knowledge of fiber lasers, their components and the manufacturing process. His service as an executive officer of the Company provides the Board with a detailed understanding of the Company's operations, sales and customers.

Igor Samartsev

Director since 2006
Chief Technology Officer
Age 52
Since 2011, Mr. Samartsev has served our Chief Technology Officer and since 2005, he was the Deputy General Manager of our Russian subsidiary, NTO IRE-Polus. Prior to that time, he served in technical leadership roles at NTO IRE-Polus. Mr. Samartsev holds an M.S. in Physics from the Moscow Institute of Physics and Technology.

Key Attributes, Experience and Skills
Mr. Samartsev is one of the founders of the Company and has a significant management role in the Company as Chief Technology Officer. As one of the key developers of the technology platform of the Company and leader in the development of many new optical technologies and products that form part of the Company's strategic plan, the Board values Mr. Samartsev's understanding of technology developments at our company.

Michael C. Child

Director since 2000
Independent Director
Age 60
Audit Committee
Nominating and Corporate Governance Committee
Directorship at Other Public Companies: Finisar Corporation and Ultratech Inc.
Since July 1982, Mr. Child has been employed by TA Associates, Inc., a private equity investment firm, where he currently serves as Senior Advisor and, prior to January 2011, he was Managing Director. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford University Graduate School of Business.

Key Attributes, Experience and Skills
Mr. Child is an established and experienced investor, including in technology companies, from his three decades of experience at TA Associates, Inc., a private equity investment firm. Over the course of his career, he has overseen numerous investments and sales of portfolio companies, and served on the boards of public and private companies. He now serves on the boards of Finisar Corporation, a developer and manufacturer of optical subsystems and components for networks, and Ultratech Inc., a developer and manufacturer of advanced packaging lithography systems and laser processing technologies. Through his experiences, he has gained valuable knowledge in the management, operations and finance of technology growth companies.

Henry E. Gauthier

Director since 2006
Independent Director
Age 74
Presiding Independent Director
Audit Committee - Audit Committee Financial Expert

He served as Chairman of the board of directors of Coherent, Inc., a manufacturer of photonics products, from February 1997 to October 2002 and was its President from 1983 to 1996. Mr. Gauthier served as Vice Chairman of the board of directors of Coherent, Inc. from October 2002 to March 2006. Mr. Gauthier was President from February 2005 to May 2005, consultant from January 2004 to February 2005 and June 2005 to December 2006, and Chairman of the board of directors from May 2005 to December 2008, of Reliant Technologies, Inc., which was acquired in December 2008 by Solta Medical, Inc., a manufacturer of medical laser systems. Since July 1996, Mr. Gauthier has served as a principal at Gauthier Consulting. Mr. Gauthier attended the United States Coast Guard

Academy, San Jose State University, and the Executive Institute of the Stanford University Graduate Business School.

Key Attributes, Experience and Skills
Mr. Gauthier has extensive management and operational experience in the laser industry from over two decades as an executive pf a large publicly-held laser company, Coherent, Inc., as well as emerging growth companies such as Reliant Technologies, Inc. He has obtained an in-depth knowledge of operations, manufacturing, sales and markets, and finances through his CEO positions at these laser-related companies. Having been a past member of the audit, compensation, and nominating and corporate governance committees of public and private company boards in the technology field, Mr. Gauthier is familiar with a full range of corporate and board functions and lends this experience to the Company's Board as an independent director and the Presiding Independent Director.

William S. Hurley

Director since 2006
Independent Director
Age 70
Audit Committee (Chair) - Audit Committee Financial Expert
Compensation Committee
Mr. Hurley served in several senior financial positions during his career: he was Senior Vice President and Chief Financial Officer at Applied Science & Technology Inc., a developer, manufacturer and supporter of semiconductor capital equipment, from 1999 until 2001; he was Vice President and Chief Financial Officer at Cybex International, Inc., a designer, manufacturer and distributor of fitness equipment, from 1996 to 1999; and from 1992 to 1995 he was Vice President-Controller and Chief Accounting Officer at BBN Corporation, formerly known as Bolt, Beranek & Newman, Inc., a high technology company. Since April 2006, Mr. Hurley has been principal of W.S. Hurley Financial Consulting, which provides supplemental chief financial officer services. He holds a B.S. in Accounting from Boston College and an M.B.A. in Finance from the Columbia University Graduate School of Business.

Key Attributes, Experience and Skills
Mr. Hurley has extensive accounting and financial management experience from his executive and accounting positions with several public and private companies. In addition to being a certified public accountant, he served as a member of an audit committee for over a decade (including several years as chair) and a member of the compensation committee of another publicly-held company. Mr. Hurley possesses a Certificate of Director Education issued by the National Association of Corporate Directors to complement his understanding of corporate governance and the duties of a board of directors. His experiences as an executive in leadership positions and as an independent director have given him the background and skills needed to lead the Audit Committee in its oversight role regarding the reporting of the Company's results of operations, the effectiveness of internal controls and risk management.

Eric Meurice

Director since 2014
Independent Director
Age 58
Nominating and Corporate Governance Committee
Directorship at Other Public Company: NXP Semiconductor N.V.
Mr. Meurice was President and Chief Executive Officer of ASML Holding NV, a provider of semiconductor manufacturing equipment and technology, from October 2004 to June 2013, and Chairman until March 2014. From 2001 to 2004, he was Executive Vice President of the Thomson Television Division of Thomson, SA, an electronics manufacturer. From 1995 to 2001, he served as head of Dell Computer's Western, Eastern Europe and EMEA emerging market businesses. Before 1995, he gained significant technology experience at ITT Semiconductors and at Intel Corporation. Mr. Meurice served on the boards of Verigy Ltd. (a manufacturer of semiconductor test equipment), until its acquisition by Advantest Corporation in 2011, and ARM Holdings plc (a semiconductor intellectual property supplier) from July 2013 to March 2014. He has been on the board of NXP Semiconductors N.V. (a semiconductor company) since April 2014. Mr. Meurice earned a Master's degree in mechanics and energy generation at the Ecole Centrale de Paris, a Master's degree in Economics from la Sorbonne University, Paris, and an M.B.A. from the Stanford University Graduate School of Business.

Key Attributes, Experience and Skills
Mr. Meurice has extensive skills and experience as a manager of several rapidly-growing, complex and global businesses in the capital equipment and electronics fields with several billions of dollars in revenues, most recently as former President and Chief Executive Officer of ASML. He has experience managing a publicly-held company as well as experience on serving on several public company boards in the equipment and technology fields, such as NXP Semiconductor N.V., Verigy, Ltd. and ARM Holdings plc. Mr. Meurice also has a record of proven leadership as a strategic thinker, operator and marketer at the businesses he managed.

John R. Peeler

Director since 2012
Independent Director
Age 60
Compensation Committee (Chair)
Nominating and Corporate Governance Committee
Directorship at Other Public Company: Veeco Instruments Inc.
Mr. Peeler has been Chief Executive Officer and a director of Veeco Instruments Inc. since July 2007. He has been serving as its Chairman of the Board since May 2012. Veeco is a developer and manufacturer of MOCVD, molecular beam epitaxy, ion beam and other advanced thin film processes equipment. He was Executive Vice President of JDS Uniphase Corp. ("JDSU") and President of the Communications Test & Measurement Group of JDSU, which he joined upon the closing of JDSU's merger with Acterna, Inc. ("Acterna") in August 2005. Before joining JDSU, Mr. Peeler served as President and Chief Executive Officer of Acterna. He has a B.S. and M.E. in Electrical Engineering from the University of Virginia.

Key Attributes, Experience and Skills
Over the course of his career, Mr. Peeler has managed several high-growth technology companies. In addition, he has developed managerial leadership skills through his position as Chief Executive Officer of Veeco, a publicly-traded company with substantial international operations. His managerial positions have provide him with in-depth knowledge of the service needs of customers in demanding markets, including semiconductor capital equipment, various manufacturing models, marketing and sales. In these roles, he has also been responsible for attracting and incentivizing executives on his team. These experiences have provided him valuable insight in support of his position as Chair of the Compensation Committee where he is responsible for leading the development and implementation of compensation pay practices and programs for the Company's executive management.

Thomas J. Seifert

Director since 2014
Independent Director
Age 51
Audit Committee - Audit Committee Financial Expert
Mr.Seifert has been the Executive Vice President and Chief Financial Officer of Symantec Corporation, a provider of security, backup and availability solutions, since March 2014. Mr. Seifert served as Executive Vice President and Chief Financial Officer of Brightstar Corporation, a wireless distribution and services company, from December 2012 to March 2014. He was Senior Vice President and Chief Financial Officer at Advanced Micro Devices Inc., a semiconductor company, from October 2009 to August 2012, and served as Interim Chief Executive Officer from January 2011 to September 2012. From October 2008 to August 2009, Mr. Seifert served as Chief Operating Officer and Chief Financial Officer of Qimonda AG, a German memory chip manufacturer, and as Chief Operating Officer from June 2004 to October 2008. He also held executive positions at Infineon AG, White Oak Semiconductor, including the position as Chief Executive Officer, and Altis Semiconductor. Mr. Seifert has a Bachelor's degree and a Master's degree in Business Administration from Friedrich Alexander University and a Master's degree in Mathematics and Economics from Wayne State University.

Key Attributes, Experience and Skills
Mr. Seifert has extensive experience as both an operating executive and chief financial officer of large publicly-held international technology businesses, such as Symantec and Advanced Micro Devices. In these and other senior positions, he developed deep financial and accounting knowledge, as well as managerial leadership skills, in larger organizations. With his background in accounting, finance and management, Mr. Seifert brings broad skills and knowledge to the Board and the Audit Committee, including internal controls, mergers and acquisitions and integrations.
Director Independence

Seven of ten current directors are independent. A predominantly independent Board ensures that the Board is acting objectively and in the best interests of our stockholders. The independent directors also bring expertise and a diversity of perspectives to the Board. The culture of the Board enables directors to openly express their opinions in the boardroom and to raise challenges. The NASDAQ listing standards governing independence require that a majority of the members of the Board be independent as defined by NASDAQ. The Board conducted its annual review of director independence in April 2015. During this review, the Board examined all direct and indirect transactions or relationships between the Company or any of its subsidiaries and each director and any immediate family member of the director and determined that no material relationships with the Company existed during 2014. On the basis of this review, the Board determined that each of the following directors qualifies as an independent director as defined in the NASDAQ guidelines and SEC rules: Robert A. Blair, Michael C. Child, Henry E. Gauthier, William S. Hurley, Eric Meurice, John R. Peeler, and Thomas J. Seifert.

The Board is comprised of directors with short and long-term tenure with the Company. This tenure coupled with an independent and objective Board has provided stockholders with strong financial results.
Standing Committees and Board Committee Membership
The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each composed entirely of non-employee directors determined to be independent under the listing standards of the NASDAQ stock market. Under their written charters adopted by the Board, each of these committees is authorized and assured appropriate funding to retain and consult with external advisors, consultants and counsel.
The table below sets forth the directors who are currently members or chairs of each of the standing Board committees, and the number of meetings held by each committee and the full Board in 2014. All incumbent directors attended 75% or more of the aggregate meetings of the Board and committees on which they served during 2014. We encourage directors to attend the annual meeting of stockholders, but we do not have a formal policy regarding such attendance. Last year, five of the directors in office attended the annual meeting.

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance
Meetings held in 2014	8	8	11	8
Written consents in 2014	1	—	1	1
Valentin P. Gapontsev, Ph.D.	Chair
Robert A. Blair	Member		Member	Chair
Michael C. Child	Member	Member		Member
Henry E. Gauthier	Member, and Presiding Independent Director	Member
William S. Hurley	Member	Chair	Member
Eric Meurice	Member			Member
John R. Peeler	Member		Chair	Member
Igor Samartsev	Member
Eugene Scherbakov, Ph.D.	Member
Thomas J. Seifert	Member	Member

The Audit Committee assists the Board by providing oversight of financial management, the internal auditor function and the independent auditor and providing oversight with respect to our internal controls including that management is maintaining an adequate system of internal control such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's financial reporting policies and procedures. The Audit Committee also pre-approves auditing and permissible non-audit services by our independent auditor, reviews and discusses our annual and quarterly financial statements and related disclosures, and coordinates the oversight of our internal and external controls over financial reporting, disclosure controls and procedures and code of business conduct. In performing these functions, the Audit Committee meets periodically with the independent auditor, management and internal auditor function (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee appoints the independent auditor. A copy of the charter of the Audit Committee is available on our website at http://investor.ipgphotonics.com/documents.cfm. For more information on Audit Committee activities in 2014, see the Audit Committee Report on page 61 of this proxy statement and Proposal 3: Non-Binding Advisory Vote to Ratify Independent Registered Public Accounting Form.

The Board has determined that Mr. Hurley, the Chairman of the Audit Committee, as well as each of Messrs. Gauthier and Seifert, qualify as an audit committee financial expert (as defined under the rules and regulations of the SEC) after determining that each has the necessary experience and qualifications.

The primary function of the Compensation Committee is to discharge the Board's duties and responsibilities relating to compensation of our non-employee directors and executive officers, and oversee the design and management of the long-term incentive and savings plans that cover our employees. The Compensation Committee's duties and responsibilities under its charter with respect to the compensation of our directors and executive officers include:

•	reviewing and approving the Chairman and Chief Executive Officer's base salary compensation;

•
determining the annual performance bonus of the Chairman and Chief Executive Officer based upon the corporate goals and objectives set by the independent directors and their input on the attainment of such goals and objectives;

•
reviewing and approving compensation decisions recommended by the Chairman and Chief Executive Officer for the other executive officers, including setting base salaries, annual performance bonuses, long-term incentive awards, severance benefits and perquisites;

•	setting our compensation philosophy and composition of the group of peer companies used for comparison of executive compensation; and

•	reviewing, and recommending for approval by the Board, the compensation for the non-employee directors.

The Compensation Committee has retained an independent compensation consultant firm, Radford, a unit of Aon Hewitt ("Radford"), for matters related to executive officer and director compensation. The Compensation Committee also retains outside legal counsel to provide advice on compensation-related matters, including executive officers, directors and compensation plans. For further discussion of the role of the Compensation Committee in the executive compensation decision-making process and activities in 2014, and for a description of the nature and scope of the consultant's assignment, see "Compensation Discussion and Analysis - Role of Compensation Committee" on page 38 of this proxy statement. Additionally, the Compensation Committee reviews the Compensation Discussion and Analysis, prepares the Compensation Committee Report in this proxy statement on page 29 and oversees management's risk assessment of the Company's compensation for all employees and compensation-related risks as delegated by the Board. A copy of the charter of the Compensation Committee can be found on our website at http://investor.ipgphotonics.com/documents.cfm.

The Nominating and Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board. The Nominating and Corporate Governance Committee develops and recommends criteria for Board membership (see "Corporate Governance - Corporate Governance Guidelines---Nomination of Directors" for a description of such criteria), reviews possible candidates for the Board, as discussed on page 12 of this proxy statement, and recommends the nominees for directors to the Board for approval. In addition, the Nominating and Corporate Governance Committee oversees the process for annual performance evaluations of the committees of the Board. It is also within the responsibilities of the Nominating and Corporate Governance Committee to review and recommend director orientation, stock ownership guidelines, delegation of authority to management, insider trading guidelines, and consider questions of possible conflicts of interest, including related party transactions, as such questions arise. The Nominating and Corporate Governance Committee also reviews and recommends risk oversight responsibilities of the Board and its committees. A copy of the charter of the Nominating and Corporate Governance Committee can be found on our website at http://investor.ipgphotonics.com/documents.cfm.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (Messrs. Peeler, Blair and Hurley) is or has been an officer or employee of our Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

•	the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

DIRECTOR COMPENSATION
The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on our Board and align their interests with those of our stockholders. Our non-employee directors are paid pursuant to our non-employee director compensation plan described below. Our Compensation Committee reviews our director compensation program periodically to confirm that the program remains appropriate and competitive and recommends any changes to our full Board for consideration and approval.
Director Compensation Plan
Our non-employee director compensation plan provides for both cash and equity compensation for our non-employee directors. Directors who are also our employees receive no additional compensation for their service as directors. The Compensation Committee engaged Radford, an independent compensation consultant firm, to provide a comprehensive review of compensation for non-employee directors and to make recommendations with regard to director compensation matters.
Cash Compensation. Our non-employee directors receive the annual retainers from us set forth in the table below. Directors do not receive separate fees for attending Board or committee meetings or meetings of stockholders.

Amount
Board Retainer	$40,000
Presiding Independent Director Retainer	$20,000
Audit Committee Retainers
Chair	$25,000
Non-Chair	$12,500
Compensation Committee Retainers
Chair	$22,500
Non-Chair	$10,000
Nominating and Corporate Governance Committee Retainers
Chair	$17,500
Non-Chair	$7,500
Equity Compensation. Non-employee directors continuing in office after the annual meeting of stockholders receive a grant of stock options to purchase 6,500 shares of common stock and restricted stock units for 1,100 shares of common stock vesting in a single installment on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders. Upon initial election to the Board, each new non-employee director receives a dollar value grant (determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718) of $250,000 in stock options and $250,000 in restricted stock units vesting 25% on the first four anniversaries of the date of grant. The exercise price of each of the stock options is the closing market price of our common stock on the date of grant. Any director who retires after at least eight years of service on the Board will be entitled to full vesting of all options and restricted stock units then held by such director.

2015 Update. The Board recently approved changes to the compensation of non-employee directors after considering the assessment and advice of Radford which reviewed non-employee compensation of our Board compared with the Company's named peers. Effective at the 2015 annual meeting of stockholders, each continuing non-employee director will receive a dollar value annual grant of equity totaling $250,000. Of this award, one-third will be service-based stock options and two-thirds will be service-based restricted stock units. This will be in lieu of the current annual grant to continuing directors of 6,500 options to purchase common stock and restricted stock units for 1,100 shares of common stock. Vesting does not change.

Director Compensation Table
The following table summarizes the compensation of each of our non-employee directors for in 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Robert A. Blair	66,666	69,740	174,135	310,541
Michael C. Child	60,833	69,740	174,135	304,708
Henry E. Gauthier	71,667	69,740	174,135	315,542
William S. Hurley	73,333	69,740	174,135	317,208
Eric Meurice	22,167	251,001	252,442	525,610
John R. Peeler	64,167	69,740	174,135	308,042
Thomas J Seifert	35,000	251,001	252,442	538,443

(1)
Valuation based on the fair value of the restricted stock unit and stock option awards as of the grant date determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") with respect to 2014. The assumptions that we used with respect to the valuation of restricted stock unit and stock option awards are set forth in Note 2 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 2, 2015. On June 3, 2014, each continuing director serving on the Board was granted restricted stock units for 1,100 shares of common stock and options to purchase 6,500 shares of common stock at an exercise price of $63.40 per share. Both restricted stock units and options vest in a single installment on June 2, 2015. Messrs. Meurice and Seifert, newly elected directors, were granted on June 3, 2014 restricted stock units for 3,959 shares of common stock and options to purchase 9,423 shares of common stock at an exercise price of $63.40 per share. Both restricted stock units and options vest in four annual equal installments commencing on June 3, 2015.

Outstanding Equity Awards Table
The following table provides information regarding unexercised stock options and unvested restricted stock units held by each of our non-employee directors on December 31, 2014:

Name	Unvested Restricted Stock Units (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)
Robert A. Blair	1,100	19,667	13,167
Michael C. Child	1,100	59,669	43,168
Henry E. Gauthier	1,100	46,252	39,752
William S. Hurley	1,100	46,335	39,835
Eric Meurice	3,959	9,423	—
John R. Peeler	1,100	38,000	19,000
Thomas J. Seifert	3,959	9,423	—

We also reimburse directors for all reasonable out-of-pocket expenses incurred for attending Board and committee meetings and director education programs. Non-employee directors do not receive any additional payments or perquisites.
Our certificate of incorporation limits the dollar amount of personal liability of our directors for breaches by them of their fiduciary duties. Our certificate of incorporation requires us to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law. We have also entered into indemnification agreements with all of our directors and we have purchased directors' and officers' liability insurance.

PROPOSAL 1: ELECTION OF DIRECTORS
The stockholders are being asked to elect Dr. Gapontsev, Dr. Scherbakov, Mr. Samartsev, Mr. Child, Mr. Gauthier, Mr. Hurley, Mr. Meurice, Mr. Peeler and Mr. Seifert to terms ending with the annual meeting to be held in 2016, until a successor is elected and qualified or until his earlier death, resignation or removal. The Board nominated each of these individuals for election at the 2015 annual meeting of stockholders upon the recommendation of the Nominating and Corporate Governance Committee. Each nominee is currently a director of our company. For more information regarding the nominees for director, see "Board of Directors." Mr. Robert Blair decided to not stand for re-election to our Board of Directors at our 2015 annual meeting. The number of directors will be reduced to nine directors from and after the 2015 annual meeting.
The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the Board.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR

COMMON STOCK OWNERSHIP
The following table provides information about the beneficial ownership of our common stock as of April 1, 2015 by:

•	each person or entity known by us to own beneficially more than five percent of our common stock;

•	each of the Named Executive Officers;

•	each person who is a director or nominee; and

•	all of our executive officers and directors as a group.
In accordance with SEC rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after April 1, 2015 through the exercise of any option, warrant or otherwise. Percentage of beneficial ownership is based on 52,611,235 shares of common stock outstanding as of April 1, 2015, rather than based on the percentages set forth in stockholders' Schedules 13G or 13D, as applicable, filed with the SEC. The contact address of all persons and entities in the table below is in care of IPG Photonics Corporation, 50 Old Webster Road, Oxford, Massachusetts 01540.

Name	Shares Owned	Right to Acquire Shares within 60 Days	Total	Percent
The Valentin Gapontsev Trust I (1)	14,776,003	—	14,776,003	28.1%
Valentin P. Gapontsev, Ph.D. (2)	7,379,935	—	7,379,935	14.0%
IP Fibre Devices (UK) Ltd.	7,064,004	—	7,064,004	13.4%
Robert A. Blair	22,638	13,167	35,805	*%
Michael C. Child	10,012	43,168	53,180	*%
Henry E. Gauthier	14,650	29,752	44,402	*%
William S. Hurley	10,101	26,501	36,602	*%
Eric Meurice	—	—	—	*%
John R. Peeler	1,100	20,563	21,663	*%
Igor Samartsev (3)(4)(5)	891,514	37,725	929,239	1.8%
Eugene Scherbakov, Ph.D. (3)(6)	16,690,626	28,062	16,718,688	31.8%
Thomas J. Seifert	—	—	—	*%
Angelo P. Lopresti (6)	16,731,029	13,375	16,744,404	31.8%
Timothy P.V. Mammen	14,277	46,650	60,927	*%
Alexander Ovtchinnikov, Ph.D. (6)	16,750,331	4,750	16,755,081	31.8%
Trevor D. Ness	1,500	10,000	11,500	*%
Nikolai Platonov, Ph.D. (3)(6)	15,719,366	6,750	15,726,116	29.9%
Felix Stukalin	1,875	7,938	9,813	*%
All executive officers and directors as a group (15 persons)	18,073,941	288,401	18,362,342	34.7%

*	Less than 1.0%

(1)
Includes 7,064,004 shares beneficially owned by IP Fibre Devices (UK) Ltd. ("IPFD"), in which the Valentin Gapontsev Trust I, a trust formed by Dr. Gapontsev (the "Gapontsev Trust I"), has a 48% economic interest. The trustees of the Gapontsev Trust I are Drs. Ovtchinnikov, Platonov and Scherbakov and Mr. Lopresti.

(2)
Includes 7,064,004 shares beneficially owned by IPFD, of which Dr. Gapontsev is the sole managing director. Dr. Gapontsev has sole voting and investment power with respect to the shares held of record by IPFD. Dr. Gapontsev has a 3% economic interest in IPFD.

(3)
Each such person has an 8% economic interest in IPFD but does not possess voting or investment power with respect to such interest. Each disclaims beneficial ownership of the shares held by IPFD except to the extent of his economic interest therein.

(4)	Does not include shares held by IPFD.

(5)	Includes 550,000 shares held by a trust of which Mr. Samartsev's wife is the sole trustee. Mr. Samartsev disclaims beneficial ownership of the shares held in such trust.

(6)
Includes (a) 14,786,003 shares beneficially owned by the Gapontsev Trust I (see note 1 above), (b) 943,000 shares beneficially owned by the Valentin Gapontsev Trust II, a trust formed by Dr. Gapontsev (the

"Gapontsev Trust II"), and (c) 972,000 shares beneficially owned by the Valentin Gapontsev Trust III, a trust formed by Dr. Gapontsev (the "Gapontsev Trust III"), of each of which Drs. Ovtchinnikov and Scherbakov and Mr. Lopresti is a trustee. Dr. Platonov is a trustee of the Gapontsev Trust I and the Gapontsev Trust II and his beneficial ownership excludes shares beneficially owned by the Gapontsev Trust III. The Gapontsev Trust III has a 2% economic interest in IPFD.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our executive officers as of April 1, 2015.

Name	Age	Position
Valentin P. Gapontsev, Ph.D.	76	Chief Executive Officer and Chairman of the Board
Eugene Scherbakov, Ph.D.	67	Managing Director of IPG Laser GmbH, Senior Vice President, Europe and Director
Timothy P.V. Mammen	45	Chief Financial Officer and Senior Vice President
Angelo P. Lopresti	51	General Counsel, Secretary and Senior Vice President
Alexander Ovtchinnikov, Ph.D.	54	Senior Vice President, Components
Trevor D. Ness	42	Senior Vice President, World Wide Sales
Igor Samartsev	52	Chief Technology Officer and Director
Felix Stukalin	53	Senior Vice President, U.S. Operations
The biographies of Dr. Gapontsev, Dr. Scherbakov and Mr. Samartsev are presented on page 16. The biographies of our other executive officers are presented below.
Timothy P.V. Mammen has served as our Chief Financial Officer since July 2000 and a Vice President since November 2000. He was promoted to Senior Vice President in February 2013. Between May 1999 and July 2000, Mr. Mammen served as the Group Finance Director and General Manager of the United Kingdom operations for IPFD. Mr. Mammen was Finance Director and General Manager of United Partners Plc, a commodities trading firm, from 1995 to 1999 and prior to that he worked in the finance department of E.I. du Pont de Nemours and Company. Mr. Mammen holds an Upper Second B.Sc. Honours degree in International Trade and Development from the London School of Economics and Political Science. Also, he is a Chartered Accountant and a member of the Institute of Chartered Accountants of Scotland.
Angelo P. Lopresti has served as our General Counsel and Secretary and one of our Vice Presidents since February 2001. He was promoted to Senior Vice President in February 2013. Prior to joining us, Mr. Lopresti was a partner at the law firm of Winston & Strawn LLP from 1999 to 2001. Prior to that, he was a partner at the law firm of Hertzog, Calamari & Gleason from 1998 to 1999 and an associate there from 1991 to 1998. Mr. Lopresti holds a B.A. in Economics from Trinity College and a J.D. from the New York University School of Law.
Alexander Ovtchinnikov, Ph.D., has served as our Vice President, Components, since September 2005 and as Director of Material Sciences from October 2001 to September 2005. He was promoted to Senior Vice President in February 2013. Prior to joining us, Dr. Ovtchinnikov was Material Science Manager of Lasertel, Inc., a maker of high-power semiconductor lasers, from 1999 to 2001. For 15 years prior to joining Lasertel, Inc., he worked on the development and commercialization of high power diode pump technology at the Ioffe Institute, Tampere University of Technology, Coherent, Inc. and Spectra-Physics Corporation. He holds an M.S. in Electrical Engineering from the Electrotechnical University of St. Petersburg, Russia, and a Ph.D. from Ioffe Institute of the Russian Academy of Sciences.
Trevor D. Ness has served as our Senior Vice President, World Wide Sales and Marketing since February 2013. From January 2011 until February 2013, he served as our Vice President-Asian Operations. Prior to joining us, Mr. Ness was Director of GSI Precision Technologies China from May 2005 to December 2010 and prior to that he held technical sales management roles with GSI Group, Inc. and Cobham Plc, located in UK, Japan and Taiwan. Mr. Ness holds a B.S. in Geology from Imperial College, a H.N.C. from Bournemouth University and an M.B.A. from The Open University.
Felix Stukalin has served as our Senior Vice President, U.S. Operations since February 2013. From March 2009 until February 2013, he served as our Vice President, Devices. Prior to joining us, he was Vice President, Business Development of GSI Group Inc. from April 2002 to September 2008, and from March 2000 to April 2002 he was Vice President of Components and President of the Wave Precision divisions of GSI Lumonics, Mr. Stukalin holds a B.S. in Mechanical Engineering from the University of Rochester and he is a graduate of the Harvard Business School General Management Program.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for the Company's 2015 annual meeting of stockholders and in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.
The information in this Compensation Committee Report shall not be considered to be "soliciting material" or be "filed" with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

COMPENSATION COMMITTEE
John R. Peeler, Chair
Robert A. Blair
William S. Hurley
March 30, 2015

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides a review of our executive compensation philosophy and program, and Compensation Committee decisions for fiscal year 2014. The discussion in this section focuses on the compensation of our "Named Executive Officers" or "NEOs" for fiscal year 2014, who were:

•	Valentin P. Gapontsev, Ph.D., our Chairman and Chief Executive Officer;

•	Timothy P.V. Mammen, our Senior Vice President and Chief Financial Officer;

•	Eugene Scherbakov, Ph.D., the Managing Director of IPG Laser GmbH, our subsidiary, and Senior Vice President, Europe;

•	Alexander Ovtchinnikov, Ph.D., our Senior Vice President, Components; and

•	Angelo P. Lopresti, our Senior Vice President, General Counsel and Secretary.
2014 Business Summary
We are committed to increasing penetration of fiber lasers into existing industrial laser applications and capitalizing on growing demand for fiber lasers in non-laser applications in a manner that generates future value for our stockholders. IPG continued its revenue and income growth in 2014, finishing another record year, while we continued to make investments for the future. In 2014, we:
•grew sales 19%, exceeding our 2013 grow;th rate of 15%;
•expand our penetration into laser cutting;
•experienced an increase in average powers of high power lasers sold to OEMS;
•continued to gain market share from gas lasers and other types of solid state lasers; and
•introduced new products, systems and accessories.
IPG recorded $769.8 million in revenues in 2014, which is the highest level of revenues for any fiscal year in our history.

Our operating income also achieved its highest levels to date, reaching $284 million in 2014 compared to $218 million in 2013 and $209 million in 2012.

Our gross margin increased to 54.1% in 2014 from 52.5% in 2013, as a result of increased absorption of overhead offset by increasing depreciation from increased investment in plant and equipment. IPG's gross margins are industry-leading as compared to our laser peers.

The Company also increased its cash and cash equivalents to over $522 million at December 31, 2014, compared to $449 million at December 31, 2013, while the Company invested over $90 million in property, plant, equipment and technology so that we are well-positioned for future demand growth for our industry-leading products.
For more information about our business, please read "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on March 2, 2015.
Summary of Executive Compensation Pay Practices

The guiding principles of our executive compensation philosophy and practice continue to be pay-for-performance, accountability for short- and long-term performance, alignment to stockholders' interests, and providing competitive pay to attract and retain executives. We believe our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders.
Below, we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe that they would serve our stockholders' long-term interests practices:

What We Do	What We Don't Do

Align our Officer Pay with Performance:
Compensation is tied to Company performance and stockholder returns. The recent addition of performance stock units that are earned based upon IPG's total stockholder return increases the portion of NEO compensation tied to performance.
No Retirement Benefits: We have no supplemental executive retirement plans (SERPs) or defined benefit pension plans.

Balance Short-Term and Long-Term Incentives: Incentive programs provide an appropriate balance of annual and long-term incentives and include multiple measures of performance.	No Tax Gross-Ups: We do not provide tax gross reimbursements for change in control payments or executive perquisites, which are minimal.

Use Long-Term Incentives to Link Executive Pay to Company Performance: 44% of NEO pay consists of long-term incentives linked to increasing our stock price.	Hedging of Company Stock is Prohibited. We have Limits on Pledging

Cap Incentive Awards: Short-term incentive plan awards and certain long-term incentives plan awards are capped.	No Severance For "Cause" Terminations

Maximize Stockholder Value While Mitigating Risk: Our equity incentives drive performance and reward growth over the long-term, which discourages short-term risk taking. We have four-year cliff vesting for annual equity awards.
No Single-Trigger Change in Control Provisions

Have Stringent Stock Ownership Requirements: NEOs substantially exceed our ownership guidelines.	No Stock Option Repricing without Stockholder Approval

Impose Clawbacks on Executive Compensation: We have a newly-adopted compensation recovery policy.	No Dividends on Unvested RSUs and PSUs
Say-On-Pay
At our 2014 annual meeting of stockholders, our stockholders overwhelmingly approved our executive compensation structure in a "say-on-pay" advisory vote, voting 99 percent in favor of our executive compensation structure compared to less than 1 percent against. Because a substantial majority of our stockholders approved the compensation program described in our 2014 proxy statement, the Compensation Committee did not implement changes to our executive compensation program as a direct result of the stockholders' advisory vote. At our stockholders meeting in 2011, the advisory proposal to hold "say-on-pay" advisory votes every three years received the greatest amount of votes and, therefore, we elected to submit the advisory "say-on-pay" proposal to our stockholders on a triennial basis. Accordingly, the next "say on pay" advisory vote is being held at our 2017 annual meeting of stockholders.

Executive Compensation Design
Our executive compensation program is designed to focus executive officers on both short-term and long-term financial and operational performance, without encouraging unnecessary risk. The following graphs show approximately 52 percent of the Chief Executive Officer's total direct compensation, and approximately 68 percent of the average total direct compensation of all of the other Named Executive Officers compensation, as reflected in the 2014 column of the Summary Compensation Table, is at risk.

Our Chief Executive Officer, the Company's founder, does not receive long-term incentives because of his significant level of common stock ownership. As a result, a smaller percentage of his total compensation is performance-based as compared to the chief executives of our peer companies, who receive additional compensation in the form of long-term incentives.

The following provides details on the components of our executive compensation program:

Compensation Element		Objective
Base salary	•
Provide a competitive fixed component of cash compensation to attract and retain talented and experienced executives with the knowledge and skills necessary to achieve the Company's strategic business objectives.

	•	The Compensation Committee uses the services of an independent compensation consultant to assess the base salaries as compared to a competitive target range of the Company's named peer group.
•
The Compensation Committee considers these when setting base salaries of the executive officers: scope of the executive's responsibilities, performance, contributions, skills and experience, annual and long-term Company performance.

Short-term incentive plan	•	Offer a variable cash compensation opportunity earned based upon the level of achievement of challenging corporate goals, with additional compensation opportunity based upon individual performance.
	•	Foster a shared commitment among executives through establishment of uniform Company financial goals.
	•	Award payouts are subject to a cap of 225% of target in a performance period.

Long-term incentives	•	Align interests of our executives and stockholders by motivating executive officers to increase long-term stockholder value.
	•	Service-based equity awards offer certainty and long-term retention while providing additional compensation opportunity based upon increased stock price levels.
	•	Beginning in 2015, performance stock units provide an additional incentive to our NEOs and will be earned based on IPG's total stockholder return relative to the Russell 3000 index.
	•	Strengthen retention with four-year vesting provisions.

401(k) Retirement Savings Plan	•	Provides participants the opportunity to defer a portion of their compensation and receive a company match of 50% of deferrals subject to a maximum of 6% of eligible compensation.
	•	The plan is available to all eligible U.S. employees of the Company.

Pension Plan	•	We provide no pension plan or deferred compensation plan.

Perquisites	•	There are no perquisites, with the exception of one Company vehicle available to one executive for personal and business use.
Base Salary
We provide base salary to our Named Executive Officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Unlike short-term cash incentives and long-term equity incentives, base salary is not subject to performance risk. The Compensation Committee reviews information provided by its compensation consultant and considers the experience, skills, knowledge and responsibilities of the executive and the individual's performance assessment provided by the Chief Executive Officer to assist it in evaluating base salary for each Named Executive Officer. With respect to the Chief Executive Officer, the Compensation Committee additionally considers the performance of the Company as a whole.
In 2014, the Compensation Committee reviewed the base salaries and total cash compensation for the Named Executive Officers with the assistance of Radford. The Compensation Committee reviewed and discussed the Radford assessment in connection with positioning the midpoint of the Company's target total cash compensation range near the 65th percentile of our peer group. Based upon this, the Compensation Committee approved increases of 3% to the base salaries of the Named Executive Officers, except for Mr. Mammen who received an increase in base salary of 5% bringing his base salary in line with the market 65th percentile of our peer group. Despite strong Company financial performance and a base salary substantially below the market 50th percentile, the Compensation Committee approved only a 3% increase in 2014 for the Chief Executive Officer.

Update 2015. Following an assessment of base salaries and total cash compensation with the analysis of Radford, the Compensation Committee approved merit increases in 2015 of 3% to the base salaries of the Named Executive Officers from 2014 levels, except that the CEO's base salary was increased 18.5% to $662,500, bringing his base salary to approximately the market 50th percentile. In addition, the salary of Dr. Scherbakov was increased from approximately $449,100 to $462,200 bringing his base salary to the target market 65th percentile.
2014 Cash Incentive Awards
To focus each executive officer on the importance of the Company performance, a significant portion of the individual's potential short-term compensation is in the form of annual cash incentive pay that is tied to the achievement of goals established by the Compensation Committee. Our Named Executive Officers participate in our Senior Executive Short-Term Incentive Plan (the "STIP") administered by the Compensation Committee. The Compensation Committee determines who is eligible to receive awards under the STIP, establishes performance goals and objectives for executives, establishes target awards for each participant for the relevant performance period, and determines the percentage of the target award that should be allocated to the achievement of each of the chosen performance goals in consultation with the Chief Executive Officer with respect to other executive officers. The target award percentages established by the Compensation Committee are chosen with input from the compensation assessment conducted by Radford and the seniority level of the executive.
Consistent with prior years, the Compensation Committee in 2014 identified two financial performance measures: net sales and adjusted EBIT (excluding equity-based compensation expenses and expenses for approved litigation matters), each as determined under the STIP, and assigned a 50% weighting factor to each financial performance goal. The Compensation Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits.
Under the 2014 STIP, the executives could receive cash incentive payments in the table below as a percentage of base salaries based upon achievement of the minimum to maximum objectives for both financial performance measures and for individual performance. If the financial performance exceeds one or more of the maximum objectives, the incentive payments to the executive would increase as determined by linear interpolation, subject to limits on award payouts. Consistent with our pay-for-performance philosophy, no cash incentive payments would be made if the minimum financial objectives established by the Compensation Committee in 2014 were not met. The individual goals and objectives for the Chief Executive Officer include additional operational and strategic targets determined by the independent directors.
The overall target awards in the table below are a percentage of the respective base salaries. The company-wide financial objectives are the same for all executive officers in order to foster a shared commitment among executives.

Name	Target	Financial Performance Minimum	Financial Performance Maximum	Individual Performance Maximum	Maximum Award Payout	Target Award ($)(1)	Actual Payout ($)
Valentin P. Gapontsev, Ph.D.	100%	18.8%	112.5%	25%	225%	559,084	609,780
Timothy P.V. Mammen	67%	12.5%	75%	16.7%	225%	274,298	299,158
Eugene Scherbakov, Ph.D.	67%	12.5%	75%	16.7%	225%	296,924	244,042
Alexander Ovtchinnikov, Ph.D.	67%	12.5%	75%	16.7%	225%	249,684	272,314
Angelo P. Lopresti	67%	12.5%	75%	16.7%	225%	256,812	280,088

(1)	Target Awards include both financial and individual performance targets.
While objectives were intended to be achievable by the Company, a maximum bonus would require very high levels of Company performance. The Compensation Committee set minimum and maximum targets for net sales of $640 million and $866 million, respectively, representing a change ranging from a decrease of 1%

to an increase of 34% from the prior year. The minimum and maximum targets for adjusted EBIT were set from $221 million to $331 million, representing a change ranging from a decrease of 4% to an increase of 43% from the prior year. The target levels for net sales and adjusted EBIT were $732 million and $276 million, respectively.
The Company's record financial performance for 2014 exceeded financial performance targets set by the Compensation Committee. The Company achieved net sales of $770 million and adjusted EBIT of $294 million. These results represented a 19% increase in net sales and a 27% increase in adjusted EBIT over 2013 levels. The independent directors set the individual goals and objectives for the Chief Executive Officer in 2014. The Compensation Committee reviewed the Chief Executive Officer's attainment then (with input from the independent directors) early in 2015 and awarded him 25.0% of his base salary for his individual performance during 2014. Also, the Compensation Committee, with input from the Chief Executive Officer, awarded the other Named Executive Officers 16.7% of their respective base salaries for their individual performances in 2014.
The Compensation Committee may in its discretion award discretionary bonuses for exceptional performance of an executive. For 2014, the Committee exercised this discretion and awarded Dr. Scherbakov a discretionary bonus of €11,185 for his outstanding leadership and performance in 2014.

2015 Update. Following a recent review of incentive compensation practices at peer companies, market practices and target total cash compensation, the Committee in 2015 increased the size of overall target awards for Dr. Scherbakov and Mr. Mammen to 75% of base salary.
Equity-Based Incentives Granted in 2014
The goal of our equity-based award program is to provide employees and executives with the perspective of an owner with a long-term financial stake in our success, further increasing alignment with stockholders. Our equity-based incentive align the interests of our executives and stockholders by motivating executive officers to increase long-term stockholder value.
Our equity-based award program in 2014 was based on annual grants of service-based stock options and restricted stock units: 75% was in the form of stock options and 25% was in the form of restricted stock units. Consistent with our pay-for-performance philosophy, the service-based stock option awards have no value unless our stock price increases after the grant date. Another reason why we use service-based stock options is because it fosters an innovative environment focused on long-term growth of the Company and stockholder value. The value of stock options and restricted stock units are solely tied to the Company stock price which correlates to stockholder interests.
In 2014, the Compensation Committee targeted granting equity compensation near the 50th percentile of the target compensation of our peer group, balancing the perspective of delivering competitive compensation based upon Black-Scholes option pricing values. The Compensation Committee analyzed several aspects of the equity grant program, including (i) the "in the money" value, the degree to which executives have incentives to remain employed by the Company through unvested option values, and (ii) the aggregate equity usage in terms of (a) annual usage, typically called burn rate, and (b) cumulative equity delivery, typically called overhang, to determine the dilutive effect of equity awards on investors. The majority of outstanding equity holdings of the executives (other than Dr. Gapontsev) were allocated to unvested shares in the aggregate, and all such executives had a minimum of four years' worth of annual award values in unvested equity value. Based upon this information, Radford advised the Compensation Committee that our equity program provides strong retention incentives.
The table below provided information on grants of service-based stock options and restricted stock units to the Named Executive Officers in 2014:

Equity-Based Incentives Granted in 2014
Name	Service-Based Stock Options (#)	Exercise Price ($)	Service-Based Restricted Stock Units (#)	Vesting Date
Valentin P. Gapontsev, Ph.D.	—	—	—
Timothy P.V. Mammen	14,200	71.77	2,200	March 1, 2018
Eugene Scherbakov, Ph.D.	13,000	71.77	2,000	March 1, 2018
Alexander Ovtchinnikov, Ph.D.	12,000	71.11	1,900	March 1, 2018
Angelo P. Lopresti	11,000	71.77	1,800	March 1, 2018
The Compensation Committee believes that four-year vesting provides a strong incentive for executives to remain employed by us and to focus on increasing our financial performance over the long-term, while discouraging short-term risk taking. The RSUs granted in 2014 are not entitled to dividends, should any be paid.
Since the Company's initial public offering in 2006, the Compensation Committee has not granted the Chief Executive Officer any equity compensation awards. As the Company's founder and the beneficial owner of a large number of our shares, he has the perspective of an owner with a significant financial stake in the Company's success. This practice has resulted in substantially lower total compensation earned by our Chief Executive Officer as compared to the chief executives of our named peers despite our outstanding business and earnings growth and lower equity burn rate for the Company.

2015 Update. Following a recent review of grant practices at peer companies and market practices, the Compensation Committee approved changes to the mix of long-term equity incentives for executives. For 2015 equity-based awards, 33% each are in the forms of service-based stock options, service-based restricted stock units, and a new equity vehicle in our award program, performance-based stock units ("PSUs"). With respect to the PSUs, the Compensation Committee decided to measure performance of the Company's stock as compared to the Russell 3000 Index, of which the Company is a member. The addition of PSUs to the equity mix increases the portion of the executives' compensation that is based upon the Company's performance. Also, it directly aligns executives' compensation with stockholder interest because the number of shares earned depends upon performance against the Russell 3000 Index and the value of the shares fluctuates based on the stock price. For each 1% that IPG's common stock exceeds the performance of the Russell 3000 Index for the trailing 60 trading days from the end of the performance measurement period (March 1, 2018) against the comparable period from the beginning of the performance measurement period (March 1, 2015), the grant recipient would receive a 2% increase in the number of shares above target (up to a maximum cap of 200% of the target award). For each 1% below the Russell 3000 Index's performance, the grant recipient would receive a 2% decrease in the number of shares (down to zero). The vesting date is March 1, 2019, should any PSUs vest at all. Dividends, if any, on shares underlying the PSUs do not vest until the PSUs vest .
All Other Compensation
Severance Benefits. The severance benefits we offer assist us in recruiting and retaining talented individuals and are consistent with the range of severance benefits offered by our peer group. The severance provisions of our employment agreements are summarized below in the section titled "Potential Payments upon Termination or Change in Control."
Retirement Benefits. We do not offer an executive retirement plan or a non-qualified deferred compensation plan. Executive officers in the United States are eligible to participate in our 401(k) retirement plan on the same terms as all other U.S. employees. Our 401(k) retirement plan is a tax-qualified plan and therefore is subject to certain Internal Revenue Code limitations on the dollar amounts of deferrals and Company contributions that can be made to plan accounts. These limitations apply to our more highly-compensated employees (including the Named Executive Officers). We made matching contributions to our employees at a rate of 50% of deferrals subject to a maximum of 6% of eligible compensation under the 401(k) retirement plan, including the Named Executive Officers, who participate in the plan as set forth in the Summary Compensation Table. Our matching contributions are subject to a limit. Our executives outside of the United States participate in government-sponsored retirement programs.

Personal Benefits. Our executives are eligible to participate in employee benefit plans, including medical, dental, life and disability insurance, vacation and employee stock purchase plans. These plans generally are available to all salaried employees and do not discriminate in favor of executive officers. Benefits are intended to be competitive with the overall market in order to facilitate attraction and retention of high-quality employees. The Compensation Committee reviews executive perquisites in comparison to the peer group and made no changes in 2014. The Company provides Dr. Scherbakov with the use of an automobile, as it does to other high-ranking employees in Germany. The Company provides the use a corporate aircraft to the Chief Executive Officer and other executives for business travel integral to the performance of their duties. Executives are encouraged to use the aircraft for efficiency, safety and security. However, executives are not allowed to use the aircraft for unreimbursed personal use.
Role of Compensation Committee
The Compensation Committee determines, approves and administers the compensation programs for our executive officers, including our Named Executive Officers. Our Compensation Committee is also responsible for making recommendations to the Board with respect to the adoption of equity plans and certain other benefit plans. The Compensation Committee may delegate authority whenever it deems appropriate, but it did not do so in 2014.
Our Compensation Committee's policy is to set executive officer pay in accordance with the objectives of the Company's compensation programs as described above. In the Compensation Committee's view, the Company's executive compensation program provides an overall level of compensation opportunity that is competitive with peer companies. Actual compensation levels may be greater or less than target compensation levels provided by similar companies based upon short-term and long-term Company performance, as well as individual performance, contributions, skills, seniority, knowledge, experience and responsibilities.
Role of Management
The Chief Executive Officer participates in the establishment of the compensation targets and payout levels for the other Named Executive Officers. He assesses the performance for all Named Executive Officers and recommends to the Compensation Committee the overall levels of achievement, and personal performance in the year. Upon request, Named Executive Officers will provide supplemental material to the Compensation Committee to assist in making its determinations and the establishment of policies and practices. The Chief Executive Officer is not involved in any part of the setting of any component of his compensation. The Chief Executive Officer and other members of senior management attend Compensation Committee meetings at the invitation of the Compensation Committee.
Role of Independent Consultant
The Compensation Committee engaged Radford, an independent compensation consultant, to conduct a comprehensive review and analysis of our executive compensation program and to make recommendations for compensation related to 2014. Other than providing non-executive compensation data and valuation services for equity incentives, neither Radford nor Radford's parent company does any other work for the Company. The Compensation Committee reviews the independence of Radford in light of SEC rules and NASDAQ listing standards regarding compensation consultants. The Compensation Committee believes that there are no actual or potential conflicts of interest with Radford in 2014.
Pay Positioning Strategy
In 2014, we positioned the midpoint of the Company's target total cash compensation range near the 65th percentile and the long-term incentive range near the 50th percentile of the target compensation of our peer group, resulting in targeted total compensation that is competitive within our labor market. An individual's actual compensation may fall below or above the target positions based on the individual's experience, seniority, skills, knowledge, performance and contributions as well as the Company's performance. These factors are weighed by the Compensation Committee in its judgment, and no single factor takes precedence over others nor is any formula used in making these decisions.

In analyzing our executive compensation program relative to this target market positioning, the Compensation Committee utilizes a comparative analysis of the compensation of our executive officers measured against a group of peer companies selected by the Compensation Committee. The peer companies are companies in the laser source and photonics industry, as well as a broader group of technology companies of comparable size and complexity that have similar growth rates and international scopes. For 2014, the peer companies were:

• II-VI Incorporated	• Analogic Corporation	• Brooks Automation, Inc.
• Chart Industries, Inc.	• Cognex Corporation	• Coherent, Inc.
• Diodes, Inc.	• Entegris, Inc.	• FEI Company
• FLIR Systems, Inc.	• Graco, Inc.	• Hittite Microwave Corporation
• MKS Instruments, Inc.	• Newport Corporation	• RBC Bearings, Inc.
• Rofin-Sinar Technologies Inc.	• Riverbed Technology, Inc.	• Teradyne, Inc.
• Veeco Instruments Inc.
The Compensation Committee reviews this peer group annually to ensure that the comparisons are meaningful. In this review, the Compensation Committee conducted an analysis of our peers to determine which companies are frequently referenced and whether they should be considered for inclusion in IPG Photonics' peer group, as well as which companies are no longer publicly traded. Based upon this review and applying the criteria above, the Compensation Committee removed Cymer Inc. from the peer group for 2014 and Hittite Microwave Corporation from the peer group for 2015 because each was acquired in the prior year.
Radford also supplements its peer analysis with the data from a broader list of high-technology public company participants in the Radford Executive Technology Survey targeting technology companies with comparable revenue levels.
Other Factors Affecting Compensation
Tax Deductibility under Section 162(m). Section 162(m) of the Internal Revenue Code ("Section 162(m)"), limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its chief executive officer and its three other most highly compensated officers other than its chief financial officer to $1 million per executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation as defined under Section 162(m). The Compensation Committee's policy with respect to Section 162(m) is to consider the tax deductibility of awards as a factor in the compensation setting process while providing our executive officers with appropriate rewards for their performance. The Compensation Committee retains the discretion to provide compensation that may exceed the $1 million cap or not qualify for the performance-based compensation exception to Section 162(m).
Accounting Considerations. We consider the accounting implications of all aspects of its executive compensation program. In addition, accounting treatment is just one of many factors impacting plan design and pay determinations. Our executive compensation program is designed to attempt to achieve a favorable accounting and tax treatment possible as long as doing so does not conflict with intended plan design or program objectives.
Compensation Risk
Management conducts an annual risk assessment of the Company's compensation policies and practices for all employees, including non-executive officers, and reports its findings to the Compensation Committee. In 2014, management concluded that the Company's compensation policies and practices are balanced and do not motivate imprudent risk taking. The Company's compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable financial and operating performance and imposing lengthy vesting schedules. The Company's annual incentive compensation is based on performance measures that promote progress towards longer-term goals and is capped at sustainable levels. The Company believes that it has appropriate procedures in place to mitigate material risks, if any, from its compensation practices and policies.
The Compensation Committee does not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion, they considered the following factors:

•	our compensation program is designed to provide a mix of both fixed and variable incentive compensation;

•
our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of the Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price; and

•
our incentive compensation programs are designed with vesting terms that are relatively consistent, spread out over several years, and do not contain steep payout "cliffs" that might encourage short-term business decisions in order to meet a vesting or payout threshold.

Other Policies
Anti-Hedging and Limitations on Pledging of Company Stock. The Board adopted policies prohibiting hedging transactions and limiting the pledging of our common stock. Under our insider trading policy, no director or employee may engage in shorting shares of our common stock, or buying or selling puts, calls or derivatives related to our common stock. A director or officer of the Company may not pledge shares constituting more than 20% of his or her total stock ownership. Pledges of shares constituting 20% or less of total stock ownership are subject to certain conditions.

Stock Ownership Guidelines. The Board adopted stock ownership guidelines to closely align the interests of our executive officers with those of our long-term stockholders. Under the guidelines, the Chief Executive Officer is expected to maintain a minimum investment on our common stock of five times his annual salary and other senior executive officers are expected to maintain a minimum investment on our common stock of the lesser of 5,000 shares or one times their respective annual salaries. All of our senior executive officers substantially exceed the ownership requirements under our stock ownership guidelines. These ownership levels are to be achieved no later than four years after the election as an executive officer, except that prior to such time the officer is expected to retain a certain portion of stock issued upon exercise of stock options or vesting of restricted stock awards until the minimum ownership levels are attained. For more information, see "Corporate Governance - Stock Ownership Guidelines."

Clawback Policies. In March 2015, the Compensation Committee approved a compensation recovery policy that allows the Company to recapture performance-based compensation from executives if the amount of the award was based upon achieving certain financial results that were later restated due to the participant's misconduct. In addition, all equity awarded to employees since 2007 contain a provision under which employees may be required to forfeit equity awards or profit from equity awards if they engage in certain conduct, including competing against the Company, disclosing confidential information, or soliciting its employees or customers.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executives for the fiscal years indicated below:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board(4)	2014	559,259	—	—	—	609,780	11,125	1,180,164
	2013	542,800	—	—	—	455,894	11,125	1,009,819
	2012	475,822	—	—	—	369,850	12,345	858,017
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	2014	411,426	—	157,894	469,026	299,158	8,610	1,346,114
	2013	391,834	—	150,275	432,302	219,402	8,190	1,202,003
	2012	340,101	—	120,233	353,768	177,993	8,040	1,000,135
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser and Director(4)	2014	445,548	14,839	143,540	429,390	323,835	35,806	1,392,958
	2013	432,777	—	132,242	403,482	246,462	33,677	1,248,640
	2012	364,382	—	120,233	353,768	195,609	30,287	1,064,279
Alexander Ovtchinnikov, Ph.D., Vice President —Components	2014	374,508	—	136,363	396,360	272,314	9,042	1,188,587
	2013	363,600	—	108,198	345,842	203,593	8,892	1,030,125
	2012	302,452	—	112,608	332,542	158,286	8,742	914,630
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	2014	385,199	—	129,186	363,330	280,088	9,042	1,166,845
	2013	373,980	—	120,220	374,662	209,404	8,892	1,087,158
	2012	324,606	—	112,608	332,542	169,883	8,310	947,949

(1)
Valuation based on the fair value of such award as of the grant date determined pursuant to ASC Topic 718. The assumptions that we used with respect to the valuation of restricted stock unit and stock option awards are set forth in Note 2 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 2, 2015.

(2)	Represents amounts earned under our STIP for services rendered in 2014, 2013 and 2012, respectively.

(3)
The amount in 2014 for Dr. Gapontsev consists of $11,125 in premiums paid for group term life insurance. Amounts for Messrs. Mammen and Lopresti and Dr. Ovtchinnikov include matching contributions under our 401(k) plan and our payment of group term life insurance premiums. The amount for Dr. Scherbakov reflects the expense of an automobile provided by us.

(4)
Portions of the amounts paid to Dr. Gapontsev and Dr. Scherbakov were denominated in Euros and Rubles. These were translated into U.S. Dollars at the average daily exchange rates for the full years. The average daily rates in 2014, 2013 and 2012, for the Euro were 0.75, 0.78 and 0.72, respectively; and for the Ruble were 31.9, 31.17 and 29.29, respectively. As a result of compensation being paid in one or more currencies that fluctuate against the U.S. Dollar, the amount of salary paid may vary slightly from the salary stated in an employment agreement.

Employment Agreements
We have employment agreements with each of the executives named in the table above. The employment agreements expire on December 31, 2015, except for the agreement with Dr. Gapontsev, which expires on December 31, 2016. Upon their future expirations, the employment agreements renew for terms of one year, unless the Company or a Named Executive Officer provides written notice of its or his intention to not renew the agreement not less than six months before the expiration date. In the event of a change in control, the agreements would be extended to expire on the second anniversary of the change in control.
The employment agreements set the annual base salaries in 2014 for the Named Executive Officers as follows: $559,100 for Dr. Gapontsev, €336,800 for Dr. Scherbakov ($449,100 at the 2014 average daily exchange rate), $411,400 for Mr. Mammen, $383,200 for Mr. Lopresti and $374,500 for Dr. Ovtchinnikov. For 2015, the Compensation Committee approved annual base salaries of $662,500 for Dr. Gapontsev, $462,200 for Dr. Scherbakov, $423,800 for Mr. Mammen, $396,800 for Mr. Lopresti and $385,700 for Dr. Ovtchinnikov. The agreements entitle these executive officers to participate in bonus plans, standard insurance plans such as life, short-term disability and long-term disability insurance and retirement benefits, such as the 401(k) plan and equity award plans described above, on similar terms and on a similar basis as such benefits are available to executives at similar levels within the Company. Each of these executive officers also entered into a separate restrictive covenant agreement with the Company in 2013 that prohibits each of them from competing with the Company for a period of one year after the termination of his employment with the Company for any reason and from hiring or attempting to hire the Company's employees or soliciting customers or suppliers of the Company for a period ending eighteen months following the termination of his employment for any reason. Each of the officers is entitled to receive his base salary for the period during which the Company enforces the non-competition provisions of the agreement but not for more than one year following the termination of his employment. The severance provisions of the agreements are summarized below in the section titled "Potential Payments upon Termination or Change in Control."

Grants of Plan-Based Awards Table
The following table provides information regarding plan-based awards in 2014:

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Option Awards Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold	Target	Maximum
Valentin P. Gapontsev, Ph.D.	2/28/2014	104,828	419,313	1,257,939	—	—	—	—
Timothy P.V. Mammen	2/28/2014	51,428	205,713	617,180	—	—	—	—
	2/28/2014	—	—	—	2,200	—	—	157,894
	2/28/2014	—	—	—	—	14,200	71.77	469,026
Eugene Scherbakov, Ph.D.	2/28/2014	55,865	223,461	670,427	—	—	—	—
	2/28/2014	—	—	—	2,000	—	—	143,540
	2/28/2014	—	—	—	—	13,000	71.77	429,390
Alexander Ovtchinnikov, Ph.D.	2/28/2014	46,814	187,254	561,799	—	—	—	—
	2/28/2014	—	—	—	1,900	—	—	136,363
	2/28/2014	—	—	—		12,000	71.77	396,360
Angelo P. Lopresti	2/28/2014	47,900	191,600	574,838	—	—	—	—
	2/28/2014	—	—	—	1,800	—	—	129,186
	2/28/2014	—	—	—	—	11,000	71.77	363,330

(1)
Amounts shown represent potential amounts under the STIP for 2014 for achievement of financial performance measures, except that the possible payouts in the "Maximum" column represent the maximum permitted payout under the STIP for 2014 for both financial and individual performance measures. The performance goals used in determining STIP payments are discussed in the Compensation Discussion and Analysis above. Actual amounts paid for 2014 performance are shown in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above.

(2)	The amounts listed reflect restricted stock units and stock options granted under our 2006 Incentive Compensation Plan and are described in the Outstanding Equity Awards Table below.

(3)
Valuation based upon the fair value of such award as of the grant date determined pursuant to ASC Topic 718. The assumptions that we used with respect to the valuation of restricted stock unit and stock option awards are set forth in Note 2 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 2, 2015. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a restricted stock unit or stock option on the grant date, the actual value of the restricted stock unit or stock option will depend on the market value of our common stock at such date in the future when the restricted stock unit vests or the stock option is exercised.

Outstanding Equity Awards Table
The following table provides information regarding unexercised stock options and unvested restricted stock units as of December 31, 2014:

Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Valentin P. Gapontsev, Ph.D.	—	—	—	—	—	—	—	—	—
Timothy P.V. Mammen	5/9/2008	25,000	—	—	19.69	5/8/2018	—	—	—
	2/26/2009	9,300	—	—	8.26	2/25/2019	—	—	—
	2/26/2010	26,250	—	—	15.82	2/25/2020	—	—	—
	3/1/2011	—	21,600	(3)	53.76	2/28/2021	—	—	—
	3/1/2011	—	—	—	—	—	3,700	(3)	277,204
	2/14/2012	—	12,500	(4)	58.65	2/13/2022	—		—
	2/14/2012	—	—	—	—	—	2,050	(4)	153,586
	3/1/2013	—	15,000	(5)	60.11	2/28/2023	—		—
	3/1/2013	—	—	—	—	2/28/2023	2,500	(5)	187,300
	2/28/2014	—	14,200	(6)	71.77	2/27/2024	—	—	—
	2/28/2014	—	—	—	—	2/27/2024	2,200	(6)	164,824
Eugene Scherbakov, Ph.D.	2/26/2009	2,750	—	—	8.26	2/25/2019	—	—	—
	2/26/2010	20,562	—	—	15.82	2/25/2020	—	—	—
	3/1/2011	—	19,000	(3)	53.76	2/28/2021	—	—	—
	3/1/2011	—	—	—	—	—	3,285	(3)	246,112
	2/14/2012	—	12,500	(4)	58.65	2/13/2022	—	—	—
	2/14/2012	—	—	—	—	—	2,050	(4)	153,586
	3/1/2013	—	14,000	(5)	60.11	2/28/2023	—	—	—
	3/1/2013	—	—	—	—	2/28/2013	2,200	(5)	164,824
	2/28/2014	—	13,000	(6)	71.77	2/27/2024	—	—	—
	2/28/2014	—	—	—	—	2/27/2024	2,000	(6)	149,840
Alexander Ovtchinnikov, Ph.D.	3/1/2011	—	19,000	—	53.76	2/28/2021	—	—	—
	3/1/2011	—	—	0	—	0	3,285	(4)	246,112
	2/14/2012	—	11,750	(4)	58.65	2/13/2022	—	—	—
	2/14/2012	—	—	—	—	—	1,920	(4)	143,846
	3/1/2013	—	12,000	(5)	60.11	2/28/2023	—	—	—
	3/1/2013	—	—	—	—	2/28/2023	1,800	(5)	134,856
	2/28/2014	—	12,000	(6)	71.77	2/27/2024	—	—	—
	2/28/2014	—	—	—	—	2/27/2024	1,900	(6)	142,348
Angelo P. Lopresti	2/26/2009	8,625	—	—	8.26	2/25/2019	—	—	—
	2/26/2010	6,562	—	—	15.82	2/25/2020	—	—	—
	3/1/2011	—	19,000	(3)	53.76	2/28/2021	—	—	—
	3/1/2011	—	—	—	—	—	3,285	(3)	246,112
	2/14/2012	—	11,750	(4)	58.65	2/13/2022	—	—	—
	2/14/2012	—	—	—	—	—	1,920	(4)	143,846
	3/1/2013	—	13,000	(5)	60.11	2/28/2023	—	—	—
	3/1/2013	—	—	—	—	2/28/2023	2,000	(5)	149,840
	2/28/2014	—	11,000	(6)	71.77	2/27/2024	—	—	—
	2/28/2014	—	—	—	—	2/27/2024	1,800	(6)	134,856

(1)	Represents the closing sale price of a share of our common stock on the grant date.

(2)	Based upon the closing price of our common stock on December 31, 2014, which was $74.92 per share.

(3)	Assuming the continued service of the Named Executive Officer, the options and restricted stock units vest in four equal quarterly installments commencing on March 31, 2015.

(4)	Assuming the continued service of the Named Executive Officer, the options and restricted stock units vest in four equal quarterly installments commencing on March 31, 2016.

(5)	Assuming the continued service of the Named Executive Officer, the options and restricted stock units vest in four equal quarterly installments commencing on March 1, 2017.

(6)	Assuming the continued service of the Named Executive Officer, the options and restricted stock units vest in one installment on March 1, 2018.
Option Exercises and Stock Vested Table
The following table provides information regarding stock option exercises and stock vested in 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Valentin P. Gapontsev, Ph.D.	—	—	—
Timothy P.V. Mammen	8,200	535,764	4,375	310,168
Eugene Scherbakov, Ph.D.	5,688	339,260	4,375	310,168
Alexander Ovtchinnikov, Ph.D.	26,250	1,566,586	4,375	310,168
Angelo P. Lopresti	39,688	2,193,021	4,375	310,168

(1)	The value realized is based on the difference between the reported closing common stock price on the date of exercise and the exercise price of the stock option.

(2)	The value realized is based on the reported closing common stock prices on the vesting dates of the restricted stock unit.
Potential Payments upon Termination or Change in Control
If the Company terminates the employment of any of the Named Executive Officers without cause (as defined in the respective employment agreements) or any of the Named Executive Officers terminates his employment for good reason (as defined in the respective employment agreements) ("cause" and "good reason" are referred to below as "Involuntary Terminations"), then the officer would receive:
(a) continuation of salary for eighteen months, except in the case of Dr. Gapontsev, who would receive continuation of salary for thirty-six months;

(b) a portion of the annual bonus that the executive would have received had he remained employed through the end of the applicable bonus period, including the individual performance element (the portion based upon the percentage of the year that he was employed by the Company);

(c) continuation of health benefits for eighteen months, except in the case of Dr. Gapontsev, who would receive continuation of health benefits for thirty-six-months; and

(d) accelerated vesting of equity compensation awards that otherwise would have vested within twelve months of termination of employment.

Upon an Involuntary Termination within twenty-four months following a change in control of the Company, the Named Executive Officer would be entitled to continuation of salary and health benefits for twenty-four months, plus a payment of two times the average annual bonus paid to the Named Executive Officer for the three years preceding the termination. In the case of the Chief Executive Officer, he would be entitled to continuation of salary and health benefits for thirty-six months, plus a payment of three times the average annual bonus paid to him for the three years preceding the termination. Upon a change in control, the officers' employment periods under the agreements would automatically be extended to the second anniversary of the change in control if such date is later than expiration of the current term. Under the employment agreements, all equity awards vest fully if a change in control occurs followed within two years by an Involuntary Termination.

If the employment period of any of the Named Executive Officers terminates and the Company does not offer such officer continued employment in the same or a substantially similar position or in a higher position than the officer's position at the end of the employment period and at a compensation level that is the same or substantially similar to the compensation level in effect at the end of the employment period, then such officer may resign from employment and would receive continuation of salary and health benefits for twelve months, except for the Chief Executive Officer who would receive the same for twenty-four months, plus a portion of the annual bonus that the executive would have received had he remained employed through the end of the applicable bonus period, including the individual performance element (the portion based upon the percentage of the year that he was employed by the Company).

A Named Executive Officer would also receive the payments described in clause (b) above if his employment is terminated by death or disability. Under the employment agreements, the Company would not be obligated to make any cash payments if employment were terminated by the Company for cause or by the executive not for good reason.

Severance payments to the officers are conditioned upon the release of claims by the Named Executive Officer in favor of the Company. Each of the Named Executive Officers also has an agreement with the Company that prohibits him from competing with the Company for a period of one year after the termination of his employment with the Company for any reason and from hiring or attempting to hire the Company's employees or soliciting customers or suppliers of the Company for a period ending eighteen months following the termination of his employment for any reason. Each of the Named Executive Officers is entitled to receive his base salary for the period during which the Company enforces the non-competition provisions of the agreement but not for more than one year following termination of his employment.
The following table provides information regarding compensation and benefits that would be payable to our Named Executive Officers as of December 31, 2014, upon an Involuntary Termination absent a change in control and preceded by a change in control. The bonus severance was calculated assuming attainment of the financial performance targets and the maximum individual performance under the 2014 STIP. There can be no assurance that the event triggering payments would produce the same or similar results as those described below if such event occurs on any other date or at any other price, or if any other assumption used to estimate the potential payments and benefits is incorrect. Any actual payments and benefits may be different due to a number of factors that affect the nature and amount of any potential payments or benefits.

Name	Benefit	Termination Without Cause or For Good Reason ($)(1)	Termination Without Cause or For Good Reason Following a Change in Control ($)(1)
Valentin P. Gapontsev, Ph.D.	Salary, Severance and Benefits Continuation	1,828,437	1,828,437
	Incentive Plan Severance	609,780	2,233,830
	Equity acceleration	—	—
	Total	2,438,217	4,062,267
Timothy P.V. Mammen	Salary, Severance and Benefits Continuation	640,902	854,536
	Incentive Plan Severance	299,158	845,170
	Equity acceleration	734,260	1,710,225
	Total	1,674,320	3,409,931
Eugene Scherbakov, Ph.D.	Salary, Severance and Benefits Continuation	681,210	908,280
	Incentive Plan Severance	323,835	944,184
	Equity acceleration	648,152	1,568,067
	Total	1,653,197	3,420,530
Alexander Ovtchinnikov, Ph.D.	Salary, Severance and Benefits Continuation	583,037	777,383
	Incentive Plan Severance	272,314	763,682
	Equity acceleration	648,152	1,333,547
	Total	1,503,503	2,874,612
Angelo P. Lopresti	Salary, Severance and Benefits Continuation	598,602	798,136
	Incentive Plan Severance	280,088	801,251
	Equity acceleration	648,152	1,360,191
	Total	1,526,842	2,959,579

(1)
Equity acceleration is calculated using the full value of restricted stock units based upon the closing sale price of our common stock on December 31, 2014 of $74.92 per share and the aggregate difference between the exercise prices of stock options and the closing sale price of our common stock on December 31, 2014.

EQUITY COMPENSATION PLANS
Equity Plans
In February 2006, our Board of Directors adopted our 2006 Incentive Compensation Plan, which was approved by our stockholders as a successor plan to the 2000 Incentive Compensation Plan (under which awards may no longer be made). The 2006 Plan was amended in May 2011 upon approval by our stockholders at the 2011 annual stockholders meeting. The maximum number of shares that may be awarded under the 2006 Plan is 10,084,273. Other than the number of shares reserved, the plans are substantially similar, each plan terminates ten years after its adoption, unless terminated earlier by our Board. We are proposing to amend the 2006 Incentive Compensation Plan to extend the termination date and make certain other changes to the Plan. See Proposal 2: Approval of Amendments to IPG Photonics Corporation 2006 Incentive Compensation Plan.
The 2000 Plan and the 2006 Plan, as amended, are administered by the Compensation Committee. The Compensation Committee approves awards under the Plans, including the exercise price and other terms of each award, subject to the provisions of the Plans and has general authority to administer the Plans.

Each Plan authorizes the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code, and nonstatutory stock options. The Plans also provide for awards of restricted stock, stock units, performance shares, performance units, stock appreciation rights and cash awards.
Our officers, directors, employees, consultants and advisors are eligible to receive awards under the Plans. No participant may receive awards for over 1,666,667 shares of common stock in any calendar year under the 2006 Plan, as amended.
In June 2006, our Board adopted our Non-Employee Directors Stock Plan (the Non-Employee Director Plan) which was approved by our stockholders. Only our non-employee directors are eligible to receive awards under the Non-Employee Director Plan. A total of 486,666 shares are reserved for issuance under the Non-Employee Director Plan. The Non-Employee Director Plan terminates ten years after its adoption, unless terminated earlier by our Board. The Non-Employee Director Plan authorizes the grant of options to purchase common stock that are not intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code. The Plan also provides for awards of stock appreciation rights, stock units, stock awards and cash awards.
Awards granted or paid under the 2006 Plan will be subject to any compensation recovery policy established by the Company and amended from time to time. The 2006 Plan expressly forbids the repricing or cancellation of underwater stock options.
The 2000 Plan provides that, upon a change in control of our company, the Compensation Committee may, in its sole discretion, accelerate the time for exercise or payout of all outstanding awards, cancel the award after notice to the holder of an outstanding award as long as the holder receives a payment equal to the difference between the fair market value of the award on the date of the change in control and the exercise price per share, if any, of such award, or provide that all outstanding awards will be either assumed by the entity that acquires control or substituted for similar awards by such entity. The 2006 Plan provides for accelerated vesting of an award only if the participant experiences a termination of employment without cause or the employee terminates employment for good reason within two years after a change in control (a so-called "double-trigger"), rather than providing for immediate vesting upon a change in control ("single-trigger").
In addition, in the event that the 2000 Plan or 2006 Plan is terminated due to a merger or acquisition of the Company, the Compensation Committee has the right, but not the obligation, to direct the repurchase of outstanding stock options at a price equal to the fair market value of the shares subject to the repurchased options less the exercise price per share.
The Non-Employee Director Plan provides that awards become fully vested and exercisable upon a change in control. The Plan defines a "change in control" as the occurrence of any of the following:

•	any person becomes a beneficial owner of our securities representing at least 50% of the combined voting power of our then-outstanding securities;

•
persons who, at the beginning of any period of two consecutive years, were members of the Board of Directors cease to constitute a majority of the Board of Directors unless the election or nomination for election by the stockholders of each new director during that two-year period is approved by at least two-thirds of the incumbent directors then still in office;

•
the occurrence of a merger, sale of all or substantially all of our assets, cash tender or exchange offer, contested election or other business combination under circumstances in which our stockholders immediately prior to such merger or other such transaction do not, after such transaction, own shares representing at least a majority of our voting power or the surviving or resulting corporation, as the case may be; or

•	our stockholders approve a complete liquidation.
Employee Stock Purchase Plan
We maintain an employee stock purchase plan, which is intended to be qualified under Section 423 of the Code. Each of our U.S. employees and a limited group of our German employees who customarily work more than 20 hours per week and more than five months in any calendar year is eligible to participate in this plan after completing six months of service. To participate in the plan, an employee may designate prior to the commencement of a six-month offering period the amount of payroll deductions to be made from his or her paycheck for the purchase of shares of our common stock under the plan, which amount may not exceed 10% of his compensation. On each purchase date, shares of our stock are purchased automatically for each participant with the amounts withheld from his or her payroll deductions at a price equal to 85% of the lesser of the fair market value of the shares on the purchase date or the fair market value of the shares on the first day of the offering period. An employee may not participate in an offering period if, immediately after the purchase of shares, the employee would own shares or hold options to purchase shares of our stock possessing 5% or more of the total combined voting power or value of all classes of our stock. The employee stock purchase plan includes a "Non-Code Section 423 Component" for the employees of subsidiaries outside the United States.

PROPOSAL 2: APPROVAL OF AMENDMENTS TO
IPG PHOTONICS CORPORATION
2006 INCENTIVE COMPENSATION PLAN

The Board is submitting to the stockholders for approval at the 2015 annual meeting of stockholders an amendment to the IPG Photonics Corporation 2006 Incentive Compensation Plan (the "Amended Plan").
On April 3, 2015, the Board adopted the Amended Plan, subject to approval by the stockholders. The Amended Plan enables the Company to continue to make stock-based and non-stock awards to its eligible employees, non-employee directors and independent contractors. The Amended Plan provides for the grant of: (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) stock units; (vi) performance shares; (vii) performance units; (viii) cash awards; or (ix) any combination of the foregoing. The purpose of the Amended Plan is to motivate employees, non-employee directors and independent contractors by providing an opportunity to acquire cash or equity incentive awards, and to provide a means through which the Company, its affiliates and group companies may attract the highest-quality individuals to enter employment or engagement with the Company or its affiliates and to align the interests of such individuals with the Company's stockholders.
The Company previously adopted, and stockholders most recently approved at the Company's 2011 annual meeting of stockholders, the 2006 Incentive Compensation Plan, as amended (the "Current Plan"), which provided for the grant of awards similar to those available under the Amended Plan. The Company is not requesting its stockholders to authorize additional new shares under the Current Plan in this proposal, however, it is necessary to submit the Amended Plan to stockholders for approval at this time to extend the termination date for the Current Plan, to approve certain other amendments and in order to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Amended Plan is modeled after and is substantially similar to the Current Plan. The substantive changes to the Current Plan, which primarily are inserted to allow the Company to continue to grant equity awards to employees and other individuals essential for the Company's success, comply with updated laws and to incorporate certain best practices in executive compensation, are summarized below:

•	Extends the term of the Amended Plan to June 2, 2025.

•
Reflects the transfer of 194,919 shares originally authorized and approved for issuance, but not awarded, under the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended (the "Directors Stock Plan"), to be available for issuance under the Amended Plan.

•	Clarifies that the annual award limits for individuals other than non-employee directors only extends to awards intended to be performance-based compensation under Code Section 162(m).

•
Provides for an annual cash award limitation of $500,000 for individual non-employee directors (which amount is inclusive of annual retainers paid under the IPG Photonics Corporation Non-Employee Director Compensation Plan (the "Director Compensation Plan")).

•
Stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, and other equity-based awards under the Amended Plan are subject to a minimum required vesting period of one year, except that up to 5% of the shares reserved for issuance under the Amended Plan may be granted to participants without regard to any minimum vesting periods.

•	Prohibits the granting of dividend equivalent rights with respect to stock options and stock appreciation rights.

•	Provides for an annual bonus pool from which performance-based cash awards may be granted to the Company's "covered employees" (as defined in Code Section 162(m)).

•	Revises the definition for the term "Retirement" to include a non-employee director's termination after serving eight (8) full years as a member of the Board.

•	Specifies a default maximum term of ten years for stock appreciation rights.

•
Provides a limited exception to double-trigger vesting by causing awards granted under the Amended Plan to immediately vest upon a change in control only if the successor entity does not agree to assume outstanding awards or replace outstanding awards with economically equivalent awards. If the awards are assumed or replaced with economically equivalent awards, then such awards are treated the same as under the Current Plan-the vesting of awards will only be accelerated if, within two years following a change in control, the participant's employment is terminated by the Company without "Cause" or by the participant for "Good Reason" (each term as defined in the Amended Plan).

•
Clarifies that the Amended Plan and any award agreements issued thereunder may be amended without the participant's consent in order to comply with applicable law, such as Code Sections 162(m) and 409A.

Public companies are generally prohibited from taking a federal income tax deduction for compensation paid to their Named Executive Officers in excess of $1 million per year, unless the compensation meets an exception under Code Section 162(m), such as the exception for performance-based compensation. In order to qualify for that exception, compensation must, among other things, be paid under a plan that has been approved by the stockholders of the Company. No awards may be granted under the Amended Plan subsequent to June 2, 2025,which is the ten year anniversary of the Company's 2015 annual meeting of stockholders.
The Board expects that the Amended Plan will be an important factor in attracting, retaining and rewarding high caliber employees, non-employee directors and independent contractors essential to the Company's success and in providing incentives to these individuals to promote the success of the Company. If stockholders do not approve the Amended Plan, we would soon be unable to continue making grants under the Current Plan. This would make it difficult for the Company to attract, retain and incentivize talent.
The following discussion of the principal features of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan as set forth in Appendix A attached hereto. The Amended Plan will become effective at the 2015 annual meeting of stockholders only if it is approved by the Company's stockholders at the 2015 annual meeting of stockholders.
Plan Summary
Shares Subject to the Amended Plan. The Company is not requesting stockholders to approve an increase in the number of new shares of the Company's common stock reserved for awards under the Amended Plan. The Company does intend to transfer a relatively small number of shares (194,919 shares) previously authorized and approved for issuance (but not yet awarded) under the Directors Stock Plan to be available for issuance under the Amended Plan. If the Amended Plan is approved by stockholders, the aggregate number of shares that would be authorized for issuance under the Amended Plan would be 10,279,192 shares, which is equal to the sum of (i) 10,000,000, which is the aggregate number of shares previously authorized and approved for issuance under the Current Plan as of the 2011 annual meeting of stockholders, (ii) 84,273 shares previously authorized and approved for issuance, but not awarded, under the IPG Photonics 2000 Incentive Compensation Plan, and subsequently rolled into the Current Plan and (iii) 194,919 shares previously authorized and approved for issuance (but not yet awarded) under the Directors Stock Plan, which will be rolled into the Amended Plan. The shares may, at the election of the Board, be authorized but unissued shares, shares of issued stock held in the Company's treasury, or a combination of each.
Of these 10,279,192 shares, 5,119,868 shares would remain available for issuance after April 6, 2015. Based on historic usage patterns, the Company expects that, if this proposal is approved by stockholders, the shares under the Amended Plan will be exhausted for purposes of granting awards under the Amended Plan in approximately nine to ten years. The current Chief Executive Officer at this time does not receive equity awards. The shares under the Amended Plan could be exhausted sooner depending on whether the current Chief Executive Officer is granted equity, a future Chief Executive Officer receives equity awards or the Company grants equity in connection with any future business acquisitions. As of the close of the regular trading session on April 6, 2015, the Company's stock price was $92.48 per share.
Generally, any shares underlying an award under the Amended Plan that expire without being exercised, or are forfeited, canceled or otherwise terminated without a distribution to a participant of shares, cash, or other benefit in lieu of shares will again be available for issuance under the Amended Plan. Notwithstanding the foregoing, the following shares may not be recycled into the Amended Plan and again become available for issuance: (i) shares tendered to pay the exercise price of stock options and stock appreciation rights (including through "net exercise"), (ii) the total number of shares granted pursuant to stock-settled stock appreciation rights, (iii) any shares withheld by the Company to satisfy tax obligations with respect to any awards, and (iv) shares repurchased on the open market with the proceeds of the stock option exercise price.

Just as under the Current Plan:

•
The number of shares subject to any award under the Amended Plan, or reserved for awards to be granted under the Amended Plan, will be adjusted as appropriate upon a change in the Company's capitalization, a reorganization or similar transaction or a stock dividend. If the outstanding shares of stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company through a transaction that causes the per-share value underlying an award to change, a proportionate adjustment will be made to the number or kind of shares of stock or securities allocated to awards that were granted prior to the transaction.

•
Changes to outstanding stock option awards may be made with an adjustment to the exercise price, so long as the adjustment does not result in an enlargement of the participant's rights under the stock option. The Board will have the right but not the obligation to make similar adjustments to awards or the "fair market value" (as defined below) applicable to outstanding awards to compensate for the diminution in the intrinsic value of shares of stock resulting from a reciprocal transaction such as a business combination, merger or acquisition.

•
The Board also retains the discretion to adjust the terms and conditions or other criteria included in awards granted under the Amended Plan to prevent the dilution or enlargement of benefits upon the occurrence of unusual or nonrecurring events affecting the Company or its financial statements or in recognition of changes in applicable laws, regulations or accounting principles.

•
No changes may be made that would disqualify compensation attributable to performance-based awards as "performance-based compensation" under Code Section 162(m). No adjustments shall be made to incentive stock options that would disqualify such awards from being an incentive stock option.

Limitations. The Amended Plan provides for the following award limitations:

•
The maximum aggregate number of shares underlying all stock options, stock appreciation rights and any other awards that are intended to qualify as performance-based compensation under Code Section 162(m) and are measured in shares (whether payable in shares, cash or a combination of both) that may be granted to any single participant (other than a non-employee director) in any single calendar year is 1,000,000 shares (which is a decrease from the 1,666,667 shares under the Current Plan), as adjusted for any Company recapitalization, reorganization, stock dividend or similar event.

•
The Company may not grant cash awards intended to qualify as performance-based compensation under Code Section 162(m) with respect to more than $4,000,000 to any single participant in any single calendar year.

•
In determining a cash award payout to a single "covered employees" (as defined in Code Section 162(m)) in a single year through the use of an incentive pool, the percentage of the incentive pool allocated to such covered employee may not exceed 30% of the total incentive pool. In addition, the aggregate payments to all incentive pool participants may not exceed 100% of the incentive pool.

•
The maximum aggregate number of shares underlying all awards measured in shares (whether payable in shares, cash or a combination of both) that may be granted to any single participant who is a non-employee director in any period beginning on an annual stockholder meeting date and ending on the day immediately preceding the following annual stockholder meeting date is 50,000 shares, as adjusted for any Company recapitalization, reorganization, stock dividend or similar event.

•
The Company may not grant total cash awards (inclusive of annual retainer amounts under the Director Compensation Plan) more than $250,000 to any single non-employee director in any single calendar year.

•	No more than 833,333 shares may be cumulatively available for awards of incentive stock options under the Amended Plan.

•	The maximum aggregate number of shares underlying awards that may be granted in any calendar year to any participant as incentive stock options is 133,333.

•	The aggregate market value of common stock with respect to which incentive stock options are exercisable for the first time by a participant in a single calendar year may not exceed $100,000.

•
Each share of restricted stock, stock unit, performance share, performance unit or other award under the Amended Plan with value denominated in full shares shall equate to 1.60 shares of common stock for purposes of determining any individual or aggregate award limitations under the Amended Plan and for purposes of calculating the aggregate number of shares available for awards under the Amended Plan. If any such awards again become available for issuance under the Amended Plan as described above, the number of shares added back to the Amended Plan will follow the same 1.60 per share ratio.

Administration. Just as with the Current Plan, the Amended Plan will be administered by the Board or a committee or subcommittee of the Board appointed by the Board from among its members (the "Committee"). Unless the Board determines otherwise, the Committee must consist of at least two members who shall qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or "outside directors" within the meaning of Code Section 162(m) and any Treasury Regulations thereunder. The Committee may delegate to one or more of its members or one or more agents any administrative duties as it deems advisable. The Committee and its delegate may retain individuals to render advice to it with respect to any of its duties, including, without limitation, legal counsel and consultants. The Board may also delegate to the Company's Chief Executive Officer the authority to grant specified numbers of stock options to current or prospective employees (other than those individuals subject to Section 16(a) of the Exchange Act at the time of grant) in the Chief Executive Officer's discretion. The Committee has the authority to interpret the terms of the Amended Plan. Subject to the terms of the Amended Plan, the Committee has the authority to determine the individuals to whom awards are granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted. Our Compensation Committee administers the Current Plan and plans to administer the Amended Plan.
Persons Eligible to Participate in the Amended Plan. Under the Amended Plan, just as with the Current Plan, awards may be granted to employees, group employees, non-employee directors of the Company and independent contractors. A group employee is an employee of a business in which the Company has a significant financial interest. The Committee will consider all relevant factors in selecting participants and determining the type and amount of awards given to such participants.
Awards
Award Agreements. Each award granted under the Amended Plan, just as with the Current Plan, will be represented by an award agreement in a form approved by the Committee. The award agreement, which may be comprised of more than one physical or electronic document, is subject to the terms of the Amended Plan and will incorporate such terms and conditions required under the Amended Plan and any terms specified by the Committee.
Minimum Vesting Period. Stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, and other equity-based awards under the Amended Plan are subject to a minimum required vesting period of one year, except that up to 5% of the shares reserved for issuance under the Amended Plan may be granted to participants without regard to any minimum vesting periods.

Performance Goals. As is the case under the Current Plan, the Committee may establish performance goals in connection with the grant of an award based on any combination of the following measures of the Company: (a) net sales; (b) pretax income before allocation of corporate overhead and bonus; (c) budget; (d) cash flow; (e) earnings per share; (f) net income; (g) division, group or corporate financial goals; (h) return on stockholders' equity; (i) return on assets; (j) attainment of strategic and operational initiatives; (k) appreciation in and/or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (l) total shareholder return; (m) market share; (n) gross profits; (o) earnings before interest and taxes; (p) earnings before interest, taxes, depreciation and amortization; (q) economic value-added models; (r) comparisons with various stock market indices; (s) increase in number of customers; (t) revenue backlog; (u) margins realized on delivered goods or services; (v) reductions in costs; and/or (w) other performance measures approved by the Committee. The performance goals may be based upon the performance of the Company, any affiliate, Company or affiliate business units, or individual participants or group of participants. Performance goals may be set at a specific level or expressed as a relative percentage to the comparable goal at comparison companies, business units, divisions or individuals or a defined index.

Subject to Code Section 162(m), certain items may be excluded by the Committee when establishing performance goals, including (a) unusual gains, unusual losses and other nonrecurring items (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)), (b) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its affiliates, (c) the cumulative effects of accounting changes, (d) discontinued operations, and (e) any business units, divisions, affiliates or other entities sold or acquired.

The performance goals are intended to qualify under Code Section 162(m) and will be set by the Committee within the time period prescribed by Code Section 162(m), if the Committee intends to make a grant under the Amended Plan that would qualify for the performance-based compensation exception under Code Section 162(m). If the Committee determines that it is advisable to grant awards that will not qualify for the performance-based compensation exception under Code Section 162(m), the Committee may grant awards that do not so qualify.
Stock Options. As is the case under the Current Plan, stock options awarded under the Amended Plan may be in the form of "incentive stock options" that are intended to comply with the requirements of Code Section 422, or "non-qualified stock options." Special rules apply with respect to the terms of incentive stock options in order to meet the Code Section 422 requirements applicable to that type of stock option. The Company may also grant a stock option to any grantee that allows the participant to purchase shares of stock of any corporation that the Company, affiliate or group company acquires or merges with. Such "conversion stock options" must have the same economic value as the original stock option. Conversion stock options granted to a holder of incentive stock options will retain the same restrictions as the incentive stock options, unless the Committee determines otherwise.
As is the case under the Current Plan, the exercise price of all stock options granted under the Amended Plan must be equal to or greater than the fair market value per share of stock covered by the stock option, as determined on the award date. So long as the Company is publicly traded, the fair market value of its stock is deemed to be the closing price of the stock on the national securities exchange or other market system on the date of calculation (or on the last preceding trading date if the stock was not traded on such date). All stock options have a default maximum term of ten years from the date of grant, subject to adjustment in an award agreement.
As is the case under the Current Plan, stock options may be exercised upon vesting or as expressly permitted in the award agreement. Vesting terms will be expressed in the award agreement, but if the agreement is silent as to vesting terms, then the stock options will vest in 25% increments on each of the first four anniversaries of the grant date. Stock options remain exercisable until the stock option expires. Vesting may be accelerated by the Committee, in its discretion, if certain performance goals are met, upon a change in control (as defined in the Amended Plan), or if a participant is terminated, as specified in the award agreement. The exercise price may be paid in cash or, subject to the approval of the Committee, by delivery of shares of Company stock owned by the participant, by withholding a portion of the shares of stock for which the stock option is exercisable, by any other method consistent with applicable law, or by a combination of these methods.
As is the case under the Current Plan, all stock options are exercisable during the participant's lifetime, only by the participant. All stock options granted under the Amended Plan are generally nontransferable, except to a beneficiary designated by the participant in the event of the participant's death, by will or under the laws of descent and distribution. Award agreements for non-qualified stock options may permit transfers solely to members of the participant's immediate family, trusts or family partnerships or other entities, in the Committee's discretion. The Committee retains the right to call stock options in the event of plan termination due to a merger or acquisition or upon occurrence of a change in control (as defined in the Amended Plan) of the Company.
Stock Appreciation Rights. As is the case under the Current Plan, stock appreciation rights may be granted under the Amended Plan as individual awards, in tandem with stock options or any combination thereof. Stock appreciation rights granted in tandem with stock options may be granted with or any time after the stock option is granted, so long as the stock option's term has not expired and the grant price of the stock appreciation right is equal to the fair market value of the stock on the date the stock option was granted. Otherwise, the grant price of the stock appreciation right will be equal to the fair market value per share of stock covered by the stock appreciation right, as determined on the award date. All stock appreciation rights have a default maximum term of ten years from the date of grant, subject to adjustment in an award agreement.
As is the case under the Current Plan, upon exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount equal to the number of shares of stock as to which the stock appreciation right is exercised, multiplied by any excess of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price specified in the award agreement. At the discretion of the Committee, the payment upon exercise of a stock appreciation right may be specified in cash, Company stock or a combination of the two.
Restricted Stock and Stock Units. As is the case under the Current Plan, restricted stock and stock units may be granted under the Amended Plan, subject to restrictions on transferability and other restrictions established by the Committee for a restriction period. The restrictions lapse after the restriction period, which extends from the date of the award to a specific date or until the participant achieves and/or completes specified performance goals, service periods, or other criteria set by the Committee. The Committee may provide for the lapse of restrictions in installments.
As is the case under the Current Plan, if a participant terminates service with the Company within specified periods prior to the expiration of the restriction period, all shares of restricted stock generally will be forfeited and reacquired by the Company, unless the Committee determines otherwise. Awards of stock units may earn dividend equivalents, if permitted by the Committee and specified in the award agreement. Upon the vesting date of a stock unit, shares of stock or cash or a combination thereof will be distributed to the participant.
Performance Shares and Performance Units. As is the case under the Current Plan, performance shares and performance units may be granted under the Amended Plan, subject to the participant's completion of a performance period and the achievement of performance goals, as set by the Committee for each grant of performance shares or units. The Committee may base the performance goals on Company-wide goals, divisional goals, individual performance goals, and/or the goals listed in the "Performance Goals" section above. The Committee may adjust any performance goals for outstanding performance shares of performance units that were not intended to qualify as performance-based awards under Code Section 162(m), unless the Committee restricts its authority to do so. With respect to awards intended to qualify as performance-based awards under Code Section 162(m), the Committee may not adjust the performance goals in a way that would cause the awards to no longer qualify as performance-based awards under Code Section 162(m).
Awards of performance shares and performance units may earn dividend equivalents, if permitted by the Committee and specified in the award agreement. Upon the vesting of performance shares or performance units, the shares of stock underlying the performance shares or the cash value of the performance units shall be distributed to the participant, unless the Committee decides to pay such awards in cash, stock or a combination thereof.
Cash Awards. As is the case under the Current Plan, the Committee may make cash awards under the Amended Plan, including annual retainer amounts payable to non-employee directors of the Company pursuant to the terms of the Director Compensation Plan. The Committee will specify any terms and conditions that the cash award will be subject to, including, without limitation, any vesting dates, vesting criteria and the right of the Company to require the participant to repay any cash awards (with or without interest) upon termination of employment within specified periods.
In addition, under the Amended Plan, the Company will establish an incentive pool each year equal to 7.5% of the Company's earnings before interest and taxes for the applicable calendar year under which cash awards will be paid to certain executive employees. The Committee will establish payouts as a percentage of the incentive pool to specified participants who are "covered employees" as defined in Code Section 162(m), subject to the limitations described above. The Committee may exercise its discretion to reduce (but not increase) awards earned by covered employee participants after the end of the calendar year.
Performance-Based Awards. As is the case under the Current Plan, the Amended Plan also provides for specific terms for awards made under Code Section 162(m). Awards made under the Amended Plan may be designated as qualified performance-based compensation. To meet this requirement, the Committee must, at a time when the outcome of the performance goals remain substantially uncertain and before the expiration of the lesser of 90 days into the performance period or before 25% of the performance period has elapsed, establish in writing the individual or class of participants eligible for such awards and that the vesting or payment of the award will be contingent upon the attainment of specified performance goals selected by the Committee (as listed in the "Performance goals" section, above). In addition, at the time of the grant, the Committee must be comprised solely of two or more "outside directors," as defined in Code Section 162(m) and any Treasury Regulations thereunder. No compensation attributable to such awards may be paid to participants until after the performance period has expired and the Committee has certified the extent to which the performance goals have been met and the amount payable to the participant. The Committee may not adjust any performance goal (unless such adjustment is permitted under Code Section 162(m) or any Treasury regulations thereunder) or increase the amount of compensation payable upon attainment of such performance goals.
Election to Defer Compensation Attributable to Awards. As is the case under the Current Plan, in the Committee's discretion and subject to Code Section 409A, a participant may elect to defer the receipt of any compensation attributable to any awards granted under the Amended Plan. Any deferral must comply with the provisions of Code Section 409A and any Treasury Regulations or other guidance issued thereunder.
Restrictive Covenants. As is the case under the Current Plan, the Committee may provide in an award agreement that the violation of any non-compete, non-solicitation, non-disclosure or other restrictive covenant, whether during or after the participant's employment by the Company, will result in the forfeiture of all awards granted under the Amended Plan (whether or not vested and/or exercisable) and any profit realized on the exercise of any stock options or vesting of other awards.
Change in Control or Other Significant Event
In the event of a change in control (as defined in the Amended Plan) and a participant's subsequent termination within 24 months of the change in control either (i) by the Company other than for "Cause" or (ii) by the participant for "Good Reason," unless the Committee expressly provides otherwise in an applicable award agreement, any outstanding awards held by the participant will immediately become vested and exercisable in full. "Cause" and "Good Reason" have the meanings set forth in (i) any applicable employment, consulting, severance or other written agreement between the Company and the participant or, if none, (ii) any award agreement or, if none, (iii) the Amended Plan.
As is the case under the Current Plan, the Committee has the discretion to terminate all or a portion of any outstanding awards upon a change in control, after giving notice to each affected participant. Each affected participant would receive an amount equal to the value of such award on the date of the change in control or, with respect to each share of stock subject to a stock option or stock appreciation right, an amount equal to the excess of the fair market value of the shares of stock immediately prior to the occurrence of the change in control over the exercise price per share of such stock option or stock appreciation right. Such amounts would be payable in cash, other property or a combination thereof, in the Committee's discretion.
The Committee may also provide that awards under the Amended Plan may be assumed by any entity acquiring the Company and/or substituted for similar awards under an acquiring entity's compensation plans. Under the Amended Plan, in the event a successor entity does not assume outstanding awards or replace outstanding awards with economically equivalent awards as of the date of the change in control, (i) all outstanding stock options and stock appreciation rights will become immediately vested and exercisable; (ii) all restrictions on restricted stock and stock unit awards will immediately lapse; (iii) all performance goals other than with respect to performance-based cash awards will be deemed achieved at target levels and all other terms and conditions met; (iv) all performance-based cash awards will be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and (v) all performance shares will be delivered, and all cash awards, performance units and stock units will be paid out as promptly as practicable.
To the extent necessary to avoid subjecting participants to interest and additional taxes under Code Section 409A, a change in control will not be deemed to occur unless and until a change in control event described in Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5) occurs.
Termination of Service
Death or Disability. As is the case under the Current Plan, subject to any award agreement between a participant and the Company, if a participant terminates his or her employment with the Company due to death or Disability (as defined in the Amended Plan), (i) all non-vested awards will immediately vest on the date of death or Disability, and (ii) all vested portions of stock options and stock appreciation rights remain exercisable until the earlier of the 12-month period following the participant's death or Disability or the date the stock option or stock appreciation right would otherwise expire.
Cause. As is the case under the Current Plan, subject to any award agreement between a participant and the Company, if a participant is terminated for Cause, all awards held by the participant (whether vested or non-vested) will be immediately forfeited by the participant.
Other Terminations. As is the case under the Current Plan, subject to any award agreement between a participant and the Company, if a participant is terminated for any reason other than those described above, all non-vested portions of awards held by the participant will be immediately forfeited by the participant. All vested portions of stock options and stock appreciation rights held by the participant will remain exercisable until the end of the 90-

day period following the participant's termination or the date the stock option or stock appreciation right would otherwise expire.
Other Agreements. Notwithstanding the foregoing, if a participant's employment, consulting or other written agreement with the Company or its affiliates provides for more favorable vesting terms or post-termination exercise periods, such terms shall control and supersede the terms of the Amended Plan or any award agreement.
Amendment and Termination of the Plan
As is the case under the Current Plan, the Amended Plan reserves for the Board the right to alter and amend the Amended Plan at any time and the right to revoke or terminate the Amended Plan or to suspend the granting of awards pursuant to the Amended Plan.
The Committee may amend or modify any award agreement at any time by mutual agreement between the Committee and the participant, provided that (i) the modification is not to the detriment of the participant without his or her written consent and (ii) any modification satisfies the exemption requirements of Code Section 409A. In addition, the Committee may not, without prior stockholder approval, reduce the exercise price of stock options or stock appreciation rights, exchange or replace stock options or stock appreciation rights with new awards with lower exercise prices or cancel stock options or stock appreciation rights in exchange for cash or other awards. Notwithstanding the foregoing, the Amended Plan and any award agreements issued thereunder may be amended without the participant's consent in order to comply with applicable law such as Code Sections 162(m) and 409A.
As is the case under the Current Plan, no alteration or amendment of the Amended Plan may, without prior stockholder approval: (i) increase the total number of shares that may be issued or delivered under the Amended Plan; (ii) increase the maximum number of shares with respect to all awards measured in stock that may be granted to any individual under the Amended Plan; (iii) increase the maximum dollar amount that may be paid with respect to all awards measured in cash; or (iv) make any changes in the class of eligible individuals. Furthermore, the Board cannot make any changes that would (i) require stockholder approval under the rules and regulations of any securities exchange or market on which the Company's stock is traded or (ii) disqualify any incentive stock option granted under the Amended Plan.
Certain Federal Income Tax Considerations
The following is a general description of the current U.S. federal income tax consequences to participants and the Company relating to stock options, performance units, performance shares, restricted stock, restricted stock units, stock appreciation rights, cash awards and other awards that may be granted under the Amended Plan. The Amended Plan is not qualified under the Internal Revenue Code Section 401(a). This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the Amended Plan. This description is intended for use by the Company's stockholders in determining how to vote at the Company's 2015 Annual Meeting of Stockholders and not as tax advice to persons who receive awards under the Amended Plan.
Non-Qualified Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the stock option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise prices paid and the fair market value, as of the date the stock option is exercised, of the shares received. The participant's tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the stock option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the stock option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant's holding period for shares acquired upon the exercise of a stock option will begin on the date of exercise.
Incentive Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the stock option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the stock option price generally is included in computing the participant's alternative minimum taxable income.
Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the stock option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two-year and one-year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.
Stock Appreciation Rights. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of the Company's common stock. The participant's tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant's holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.
Restricted Stock. Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares over the purchase price (if any) only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant through an election under Code Section 83(b)). The Company generally will have (at the time the participant recognizes income) a corresponding deduction.
Stock Units. Restricted stock units generally are subject to tax at the time of vesting or payment and the Company generally will have a corresponding deduction when the participant recognizes income.
Performance Shares and Performance Units. Performance shares and performance units generally are subject to tax at the time of vesting or payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.
Cash Awards. Cash awards generally are subject to tax at the time of payment. The Company generally will have (at the time the participant recognizes income) a corresponding deduction.
Compliance with Code Section 409A. To the extent applicable, it is intended that the Amended Plan and any grants made under the Amended Plan either be exempt from, or, in the alternative, comply with the provisions of Code Section 409A, including the exceptions for stock rights and short- term deferrals. The Company intends to administer the Amended Plan and any grants made thereunder in a manner consistent with the requirements of Code Section 409A. If any provision of the Amended Plan or an award agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision will be modified or restricted to the extent necessary to be in compliance with the requirements of Code Section 409A, while attempting to maintain the same economic results as were intended under the Amended Plan and the award agreement. Further, to the extent necessary to avoid subjecting participants to interest and additional taxes under Code Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied. Any reference to Code Section 409A includes any proposed temporary or final regulations, or any other guidance, promulgated with respect to such section by the Internal Revenue Service.
Committee Discretion. The Committee will have the discretion to determine the type, terms and conditions and recipients of awards granted under the Amended Plan.
Number of Employees Eligible to Participate in the Amended Plan. Although all employees are eligible to participate in the Amended Plan, typically about 470 employees annually received awards or grants under the

Company's past incentive plans. The identity of the individuals eligible to receive awards and the amount of awards under the Amended Plan is not yet determinable.
New Plan Benefits. Future awards under the Amended Plan will be made at the discretion of the Committee. Therefore, other than with respect to annual stock option and restricted stock unit grants to the Company's non-employee directors and target cash bonus awards to participants that may become payable if specified performance goals are met with respect to 2015 performance, it is not currently possible to determine the benefits or amounts that may be received by participants or groups pursuant to the Amended Plan in the future. Grants under the Current Plan in 2014 to the Company's Named Executive Officers are shown in the Grants of Plan-Based Awards table above. Equity awards to be issued under the Amended Plan to the Company's non-employee directors following the 2015 annual meeting of stockholders in accordance with the Director Compensation Plan are shown in the table below.

Name and Position	Dollar Value ($)(1)
Valentin P. Gapontsev, Ph.D. Chief Executive Officer and Chairman of the Board	662,500
Timothy P.V. Mammen Chief Financial Officer and Senior Vice President	317,826
Eugene Scherbakov, Ph.D. Managing Director of IPG Laser and Director	346,650
Alexander Ovtchinnikov, Ph.D. Vice President -Components	257,175
Angelo P. Lopresti General Counsel, Secretary and Senior Vice President	264,517
Executive Officers as a Group	3,625,425
Non-Employee Director Group	1,500,000
Non-Executive Officer Employee Group	—
____________

(1)
For executives, this column includes target cash bonus amounts for 2015, which may be earned subject to achievement of specified performance goals. For individuals who are covered employees as defined in Code Section 162(m), the amounts are also subject to the Company performing at a level sufficient to fund the incentive pool (which cannot exceed 7.5% of the Company's earnings before interest and taxes for the applicable calendar year) from which awards are paid. For the non-employee director group, this column includes the value of stock options and restricted stock units to be granted to each of the Company's six continuing non-employee directors. These grants are expected to be made on the date of the 2015 annual meeting of stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
APPROVAL OF THE AMENDMENTS TO THE
IPG PHOTONICS CORPORATION 2006 INCENTIVE COMPENSATION PLAN

Information Regarding Equity Compensation Plans
The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2014:
Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	2,691,876	$45.48	5,491,656
Equity Compensation Plans Not Approved by Security Holders	0		0
Total	2,691,876		5,491,656

AUDIT COMMITTEE REPORT
The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm's qualifications, independence and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company's system of internal controls and for preparation of the Company's financial statements. The Company's independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an integrated audit of the Company's consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee also employs an international auditing firm to conduct internal audits throughout the Company of various financial, operational and information technology areas as selected each year by the Audit Committee. The Audit Committee periodically met and held separate discussions with the internal auditors and the Company's independent registered public accounting firm, with and without management present, to review the adequacy of the Company's internal controls, financial reporting practices and audit process.
The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2014 with management and the independent registered public accounting firm. As part of this review, the Audit Committee discussed with Deloitte & Touche LLP the required communications described in Auditing Standard No. 16, Communication with Audit Committees, and those matters required to be reviewed pursuant to Rule 2-07 of Regulation S-X as well as the results of their audit of the effectiveness of internal controls over financial reporting.
The Audit Committee has received from Deloitte & Touche LLP a written statement describing all relationships between that firm and the Company that might bear on their independence, consistent with PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee has discussed the written statement with the independent registered public accounting firm and has considered whether its provision of any other non-audit services to the Company is compatible with maintaining the auditors' independence.
Based on the above-mentioned reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.
AUDIT COMMITTEE
William S. Hurley, Chair
Michael C. Child
Henry E. Gauthier
Thomas J. Seifert
February 26, 2015

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements for the year ended December 31, 2014. Our Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2015, and to conduct an integrated audit of our consolidated financial statements for the year ending December 31, 2015 and of our internal control over financial reporting as of December 31, 2015.
The Audit Committee is solely responsible for the appointment, retention, termination and oversight of the work of our independent registered public accounting firm, including the approval of all engagement fees, terms, and the annual audit plan. In determining whether to reappoint Deloitte & Touche LLP as the Company's independent external auditor, the Audit Committee took into consideration several factors, including an assessment of the professional qualifications and past performance of the lead audit partner and the Deloitte & Touche LLP team, the quality and level of transparency of the Audit Committee's relationship and communications with Deloitte & Touche LLP. The Audit Committee considered, among other things, the knowledge and skills of Deloitte & Touche LLP's auditing experts that would be providing services to the Company, international scope and knowledge of the Company and its operations. After its assessment, the Audit Committee concluded that the best course of action was to reappoint Deloitte & Touche LLP as the Company's independent external auditor. Lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services. The maximum number of consecutive years of service in that capacity is five years and 2019 will be a year of lead audit partner rotation. The Audit Committee was directly involved in the selection process of the current and prior lead audit partners. In 2014, the process for rotation of the Company's lead audit partner involved a meeting between the Audit Committee and the successor candidate, as well as meetings with management.
Fees Paid to Deloitte & Touche. The fees for services provided by Deloitte & Touche LLP, member firm of Deloitte Touche Tohmatsu, and their respective affiliates, to the Company were:

	Fees
Fee Category	2014	2013	2012
Audit fees	$1,391,908	$1,197,733	$1,086,580
Audit-related fees	$—	37,000	146,200
Tax fees	$224,501	200,000	7,500
Total Fees	$1,616,409	$1,434,733	$1,240,280
Audit fees. These fees comprise fees for professional services rendered in connection with the audit of the Company's consolidated financial statements that are customary under auditing standards generally accepted in the United States. Audit fees also include fees for consents and reviews related to SEC filings and quarterly services with respect to the preparation of our unaudited quarterly financial statements. The audit fees in 2014 increased attributable to an increase in scope.
Audit-related fees. These fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company's financial statements.
Tax fees. Fees for tax services consist of fees for tax compliance services and tax planning and advice services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. The tax fees in 2014 relate to assistance with the analysis of research and development tax credits and assistance with an analysis of the assessment of tax consequences of dividend distributions.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services as well as specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval is generally provided for each fiscal year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.
Our Audit Committee is solely responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our Audit Committee has recommended that the Board submit this matter to the stockholders in a non-binding advisory vote as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our securities with the SEC. These directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no such persons known to it were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act.
2016 Annual Meeting and Nominations
Stockholders may present proposals for action at a future meeting and nominations for director if they comply with applicable SEC rules and our by-laws. If you would like us to consider including a proposal in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, it must be received by our Secretary, at IPG Photonics Corporation, 50 Old Webster Road, Oxford, Massachusetts 01540, on or before December 15, 2015. If you would like to present a proposal at the 2015 annual meeting or nominate a director next year, but not to have such proposal or nominee included in our proxy statement relating to that meeting, such proposal or nomination must be received by our Secretary not earlier than February 2, 2016 and not later than March 4, 2016. Our by-laws contain additional specific requirements regarding a stockholder's ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. Our by-laws require that the notice to the Company include (i) information relating to the name, age and experience of the nominee and such other information concerning such nominee as would be required under the then-current rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee, (ii) the nominee's written consent to being named in the proxy statement and serving as a director, if elected and (iii) the name and address of the record holder and beneficial holder of the shares, the number of shares held of record or beneficially owned, and representations as described in our by-laws. If the Nominating and Corporate Governance Committee or the Board determines that any nomination made by a stockholder was not made in accordance with the Company's procedures, the rules and regulations of the SEC or other applicable laws or regulations, such nomination will be void. If you would like a copy of the requirements contained in our by-laws, please contact our Secretary.
No Incorporation by Reference
In our filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the Compensation Committee Report and the Audit Committee Report contained in this proxy statement specifically are not incorporated by reference into any of our other filings with the SEC, are not to be deemed soliciting materials or subject to the liabilities of Section 18 of the Exchange Act. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Appendix A

IPG PHOTONICS CORPORATION
2006 INCENTIVE COMPENSATION PLAN
(As Amended and Restated Effective June 2, 2015)
IPG Photonics Corporation (the “Company”) originally established the IPG Photonics Corporation 2006 Incentive Compensation Plan effective February 28, 2006, for the benefit of its eligible Participants for the purposes hereinafter set forth. The Company has amended the Plan from time to time and hereby further amends and restates the Plan as of the Effective Date. The Plan permits the award of Stock Options, Restricted Stock, Performance Shares, Performance Units, Stock Units, Cash, and SARs.
1.    DEFINITIONS
The following terms shall have the following meanings unless the context indicates otherwise:

1.1.	“Affiliate” shall mean a corporation that, for purposes of Section 422 of the Code, is a Parent or Subsidiary of the Company within the meaning of Sections 424(e) and 424(f) of the Code.

1.2.	“Award” shall mean a Stock Option, a SAR, a Restricted Stock Award, a Stock Unit, a Performance Share, a Performance Unit, or a Cash Award.

1.3.
“Award Agreement” shall mean an agreement between the Company and a Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those established by the Plan and by the Committee. The Award Agreement may consist of a written notice, a term sheet, and/or an agreement, and may be provided in electronic form. With respect to any Award, the date of the grant of the Award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement shall be the “Award Date,” provided that such Award Date will not be earlier than the date of the Committee action.

1.4.	“Board” shall mean the Board of Directors of the Company.

1.5.	“Cash Award” shall mean a grant by the Committee to a Participant of an award of cash as described in Section 11 below.

1.6.
“Cause” shall have the same meaning as such term or similar term is used in any employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate, or if such agreement does not define “Cause” or such similar term, then “Cause” shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Participant: (i) engages in conduct that cause financial or reputational injury to the Company a Group Company or Affiliate; (ii) engages in any act of dishonesty or misconduct that results in damage to the Company, a Group Company or Affiliate, or their business or reputation or that the Committee determines to adversely affect the value, reliability or performance of the Participant to the Company, a Group Company or Affiliate; (iii) refuses or fails to substantially comply with the human resources rules, policies, directions and/or restrictions relating to harassment and/or discrimination, or with compliance or risk management rules, policies, directions and/or restrictions of the Company, a Group Company or Affiliate; (iv) fails to cooperate with the Company, a Group Company or Affiliate in any internal investigation or administrative, regulatory or judicial proceeding; or (v) continuously fails to perform his or her duties to the Company, a Group Company or Affiliate (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties. If any part of the definition of Cause set forth in clauses (i) through (v) above is deemed applicable to a Participant, this shall not preclude or prevent the reliance by the Company or the Committee on any other part of the preceding sentence that also may be applicable. Unless otherwise defined in the Participant’s employment, consulting or other written agreement, an act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In addition, the Participant’s Service will be deemed to have terminated for Cause if, based on facts and circumstances discovered after the Participant’s Service has terminated, the Board determines in reasonable good faith, within one year after the Participant’s Service has terminated, that the Participant committed an act that would have justified a termination for Cause.

1.7.	“Change in Control” shall mean the occurrence of any one or more of the following:

(a)
Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a “group” (as defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the “Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;

(b)
During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;

(c)
As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(d)	The shareholders of the Company approve a plan of complete liquidation of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.

1.8.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.9.
“Committee” shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board’s Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as:

(a)	a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

(b)	an “outside director” within the meaning of Code Section 162(m) and the Treasury Regulations thereunder.

1.10.	“Common Stock” shall mean the voting, common stock, $0.0001 par value per share, of the Company.

1.11.	“Company” shall mean IPG Photonics Corporation USA, a Delaware corporation.

1.12.
“Disability” means the total and permanent disability of a Participant (incurred while in the active Service of the Company, an Affiliate or a Group Company) based on proof satisfactory to the Committee. Total and permanent disability shall be as defined in the Company’s long-term disability plan, if any, or as otherwise provided by the Company. Notwithstanding the foregoing, for purposes of determining the period of time after termination of Service during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Code Section 22(e)(3), which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve (12) months.

1.13.
“Dividend Equivalent Right” shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of shares of Common Stock underlying or with respect to a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of Stock Units or Performance Units, or a combination of any or all of the foregoing. Unless the Committee expressly provides otherwise in the Award Agreement, Dividend Equivalent Rights on any portion of an Award that is intended to satisfy the requirements for qualified performance-based compensation under Code Section 162(m) and Section 12 shall be payable only if the performance criteria underlying the Award are satisfied.

1.14.	“Effective Date” shall mean June 2, 2015, provided that the Company’s shareholders approve the amended and restated Plan on such date.

1.15.	“Employee” shall mean an employee of the Company or any Affiliate, as described in Treasury Regulation Section 1.421-1(h).

1.16.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.17.	“Exercise Price” shall mean the price at which each share of Common Stock covered by a Stock Option may be purchased.

1.18.	“Fair Market Value” shall mean:

(a)
if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

(b)
if the Common Stock is not readily tradable on a national securities exchange or other market system, the value as determined by the reasonable and consistent application of a reasonable valuation method, in good faith by the Board, in accordance with Code Section 409A and Treasury Regulation Section 1.409A-1(b)(5)(iv) (or any similar or successor provision), thereunder, as the Board or the Committee will in its discretion select and apply at the time of the Award Date, time of exercise, or other date of calculation.

1.19.
“Group Company” shall mean any business entity deemed by the Board to be a member of the IPG Group, including, but not limited to, any business entity that has a significant financial interest in the Company and any business entity in which the Company has a significant financial interest, such entities to be referred to collectively as the “Group Companies”.

1.20.	“Group Employee” shall mean any employee of a Group Company who is not an Employee.

1.21.	“Independent Contractor” shall mean a person (other than a person who is an Employee, Group Employee or a Nonemployee Director) that renders Services to the Company, an Affiliate or a Group Company.

1.22.	“IPO” shall mean the first date that the Common Stock is registered under the Securities Act of 1934 and offered for sale to the public.

1.23.
“ISO” shall mean a right to purchase a specified number of shares of Common Stock at a specified price, which is intended to comply with the terms and conditions as an “incentive stock option” as set forth in Code Section 422, as such section may be in effect from time to time.

1.24.	“Leave of Absence” means any leave of absence approved by the Company.

1.25.	“Nonemployee Director” shall mean a member of the Board who is not an Employee.

1.26.	“Nonqualified Stock Option” shall mean a Stock Option to purchase a specified number of shares of Common Stock at a specified price, which does not qualify as an ISO.

1.27.	“Parent” shall mean a corporation or any other business entity that directly or indirectly has an ownership interest of fifty percent (50%) or more of the Voting Stock of the Company.

1.28.	“Participant” shall mean any Employee, Group Employee, Nonemployee Director or Independent Contractor to whom an Award has been granted by the Committee under the Plan.

1.29.	“Performance-Based Award” shall mean an Award subject to the achievement of certain performance goals as described in Section 12 below.

1.30.
“Performance Share” shall mean the grant by the Committee to a Participant of an Award of shares of Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee, as described in Section 10.1 below.

1.31.
“Performance Unit” shall mean the grant by the Committee to a Participant of an Award of a hypothetical share of the value of the Company, represented by a notional account that shall be established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 10.2 below.

1.32.	“Plan” shall mean the IPG Photonics 2006 Incentive Compensation Plan, as amended and restated effective June 2, 2015.

1.33.	“Prior Plans” shall mean the IPG Photonics 2000 Incentive Compensation Plan, as amended, and the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended.

1.34.
“Recapitalization” shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding shares of capital stock as a class without the Company’s receipt of consideration.

1.35.
“Reorganization” shall mean any of the following: (a) a merger or consolidation in which the Company is not the surviving entity; (b) a sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or (d) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

1.36.
“Restricted Stock Award” shall mean a grant by the Committee to a Participant of an Award of shares of Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee, as described in Section 9.1 below.

1.37.
“Retirement” means (a) an Employee’s retirement from active employment or other Service with the Company pursuant to the normal or early retirement policy and procedures of the Company, and (b) a Nonemployee Director’s termination of Service upon or after serving eight full years as a member of the Board.

1.38.
“Stock Appreciation Right” or “SAR” shall mean a grant by the Committee to a Participant of a contingent right to receive Common Stock or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Common Stock, as described in Section 8 below.

1.39.
“Service” means the provision of services to the Company, an Affiliate or a Group Company in the capacity of (i) an Employee, (ii) a Group Employee, (iii) a Nonemployee Director, or (iv) an Independent Contractor.

1.40.
“Stock Option” shall mean a grant by the Committee to a Participant of an option or right to purchase a specified number of shares of Common Stock at a specified price, as described in Section 7 below.

1.41.
“Stock Unit” shall mean a grant by the Committee to a Participant of an Award of a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 9.3 below.

1.42.
“Subsidiary” shall mean a corporation of which the Company directly or indirectly owns fifty percent (50%) or more of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of fifty percent (50%) or more.

1.43.	“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.44.	“Vest” shall mean:

(a)
with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or

(b)	with respect to Awards other than Stock Options and SARs, when the Participant has:

(i)
an unrestricted right, title and interest to receive the compensation (whether payable in Common Stock, cash or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

(ii)	a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Section 14 below.

1.45.
“Vesting Date” shall mean the date or dates on which an Award Vests, at which time the Award shall be deemed “Vested.” Stock Options, SARs, Restricted Stock Awards, Stock Units, Performance Shares, Performance Units, and other equity-based Awards under the Plan shall have a minimum required vesting period of one year, except that up to five percent (5%) of the Common Stock reserved for issuance under the Plan may be granted to Participants without regard to any minimum vesting periods.

1.46.	“Voting Stock” shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.
2.    PURPOSE AND TERM OF PLAN

2.1.
Purpose. The purpose of the Plan is to motivate certain Employees, Group Employees, Nonemployee Directors and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company, Affiliates and Group Companies by providing incentives to such Employees, Group Employees, Nonemployee Directors and Independent Contractors through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, Group Employees and Nonemployee Directors and to assist in aligning the interests of such Employees, Group Employees and Nonemployee Directors with those of the Company’s shareholders.

2.2.
Term. The Plan was originally effective as of February 28, 2006, has been amended from time to time and has been amended and restated as of the Effective Date. The Plan shall terminate on the 10th anniversary of the Effective Date, unless sooner terminated by the Board under Section 17.1 below, and no Awards may be granted under the Plan after its termination.

3.    ELIGIBILITY AND PARTICIPATION

3.1.	Eligibility. All Employees, Group Employees, Nonemployee Directors and Independent Contractors shall be eligible to participate in the Plan and to receive Awards.

3.2.
Participation. Participants shall consist of such Employees, Group Employees, Nonemployee Directors and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Awards under the Plan shall be made on a one-time basis for Participants and designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.
4.    ADMINISTRATION

4.1.
Responsibility. The Committee will administer the Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2.
Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

4.3.
Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or desirable to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a)	to determine eligibility for participation in the Plan;

(b)	to determine eligibility for and the type and size of an Award granted under the Plan;

(c)
to supply any omission, correct any defect, interpret any provision or reconcile any inconsistency in the Plan, any Award Agreement in connection with an Award, and any other agreement or document executed pursuant to the Plan, in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(d)	to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it, from time to time, deems proper;

(e)	to make rules for carrying out and administering the Plan and make changes in such rules as it, from time to time, deems proper;

(f)	to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(g)
to accelerate or, with the consent of the Participant, defer the Vesting of any Award when such action or actions would be in the best interest of the Company, subject to the limitations of Code Section 409A; and

(h)	to take any and all other actions it deems necessary or desirable for the proper operation or administration of the Plan.
Notwithstanding the foregoing, in no event will the Committee be permitted to, without the approval of the shareholders of the Company, (i) reduce the Exercise Price of any outstanding Stock Option or SAR, (ii) exchange or replace an outstanding Stock Option or SAR with a new Stock Option or SAR with a lower Exercise Price, except pursuant to Section 5.2, or (iii) cancel a Stock Option or SAR in exchange for cash or other Awards.

4.4.
Action by the Committee. The Committee may act only by a majority of its members. A determination of the Committee may be made, without a meeting, by a writing signed by all members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee. Meetings of the Committee may be held telephonically or via videoconference, and participation via telephone or videoconference shall have the same force and effect as physical presence at any Committee meeting.

4.5.
Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate or Group Company whose employees have benefited from the Plan, as determined by the Committee.
The Board may delegate authority to the Company’s Chief Executive Officer to grant specified numbers of Options (as determined by the Board from time to time and during such time periods determined by the Board) to existing or prospective Employees (other than those individuals who are subject to Section 16(a) of the Exchange Act at the time of the grant) as the Chief Executive Officer determines appropriate without further action of the Board, but subject to rules and guidelines established by the Board or the Committee .

4.6.
Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.7.
Liability. No member of the Board, no member of the Committee and no Employee or Group Employee shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8.
Indemnification. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under this Section 4, will be indemnified and held harmless by the Company, Group Company and Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct. Each such person will also be indemnified and held harmless by the Company Group Company and Affiliates from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Articles of Incorporation or By-Laws of the Company, Group Company or Affiliate, as a matter of law, agreement or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

5.    SHARES SUBJECT TO PLAN

5.1.
Available Shares. Subject to any adjustments made in accordance with Section 5.2 below, the aggregate number of shares of Common Stock that shall be available under the Plan during its term shall be the sum of (a) the 10,000,000 shares of Common Stock previously authorized and approved for issuance under the Plan as of the Company’s 2011 annual meeting of shareholders, less the number of shares underlying Awards made under the Plan prior to the Effective Date (calculated as described below), (b) 84,273 shares of Common Stock originally authorized and approved for issuance, but not awarded, under the IPG Photonics Corporation 2000 Incentive Compensation Plan, as amended,, and subsequently rolled into the Plan, and (c) 194,919 shares of Common Stock originally authorized and approved for issuance, but not awarded, under the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended, and subsequently rolled into the Plan as of the Effective Date. Such shares of Common Stock may be either authorized but unissued shares of Common Stock, shares of issued Common Stock held in the Company’s treasury, or a combination of both, at the discretion of the Company. Except as otherwise provided in this Section 5.1, any shares of Common Stock underlying an Award under the Plan or the Prior Plans that expires without being exercised, or is forfeited, cancelled or otherwise terminated without a distribution to a Participant of Common Stock, cash, or other benefit in lieu of Common Stock, shall again be available under the Plan; provided that any shares that again become available for Awards under this Section 5.1 shall be added back as 1.0 share if such shares were subject to Stock Options, SARs, or other appreciation-only Awards granted under the Plan or Prior Plans, and as 1.60 shares if such shares were subject to a Restricted Stock, Stock Unit, Performance Share, Performance Unit or other full-value stock-based Award granted under the Plan or Prior Plans. In applying the immediately preceding sentence, (i) shares of Common Stock tendered by Participants as full or partial payment of the Exercise Price to the

Company upon exercise of Stock Options granted under the Plan or Prior Plans shall not again be available for issuance under the Plan, (ii) shares of Common Stock repurchased on the open market with the proceeds of the Exercise Price of a Stock Option shall not again be available for issuance under the Plan, (iii) if any share-settled SARs are exercised, the aggregate number of shares subject to such SARs shall be deemed issued under the Plan or Prior Plans and shall not again be available for issuance under the Plan, (iv) if any Stock Options are exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the aggregate number of shares subject to such Stock Option shall be deemed issued under the Plan or Prior Plans and shall not again be available for issuance under the Plan, and (v) if any shares are withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations with respect to any Awards granted under the Plan or Prior Plans, such shares shall be deemed issued under the Plan and shall not again be available for issuance under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.

(a)
In addition to the maximum shares of Common Stock available for Awards under the Plan described above, the remaining shares of Common Stock shall be reduced by 1.60 for each share of Common Stock awarded pursuant to Restricted Stock, Performance Shares, Performance Units, Stock Units, or other Awards with value denominated in full shares of Common Stock for purposes of determining any individual or aggregate award limitations under the Plan and for purposes of calculating the aggregate amount of Common Stock available for Awards under the Plan. Each share-settled SAR that is granted shall reduce the remaining shares of Common Stock available under this Section by one (1.0), notwithstanding the fact that the net number of shares of Common Stock delivered on exercise may be less than the number of SARs granted. Except as contemplated by the provisions of Section 5.2 hereof, the Committee shall not increase the number of shares of Common Stock available for issuance in connection with Awards under the Plan or to any one individual as set forth above. In no event shall Awards be outstanding at any one time that have resulted or could result in the issuance of a number of shares of Common Stock in excess of the number then remaining reserved and available for issuance under the Plan.

(b)	The maximum number of shares of Common Stock that may be issued to Participants in the aggregate under the Plan as ISOs is 833,333.

(c)
Notwithstanding the foregoing, Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the above limitations on numbers of shares available for Awards generally or any particular kind of Award under the Plan.

5.2.
Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, Reorganization, Recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than ordinary cash dividends or, as determined by the Committee, special cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change or distribution shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the Exercise Price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that any such modifications and/or changes to Performance-Based Awards do not disqualify compensation attributable to such Awards as “performance-based compensation” under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422.
6.    MAXIMUM INDIVIDUAL AWARDS

6.1.
Maximum Aggregate Number of Shares Underlying Stock-Based Awards Granted Under the Plan to Any Single Participant in Any Calendar Year. The maximum aggregate number of shares of Common Stock underlying all Stock Options, SARs and any other Awards that are intended to qualify as performance-based compensation under Code Section 162(m) and are measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to any single Participant (other than a Nonemployee Director) in any calendar year shall be 1.000.000shares, subject to adjustment as provided in Section 5.2 above. The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to any single Participant who is a Nonemployee Director in any period beginning on an annual shareholder meeting date and ending on the day immediately preceding the following annual shareholder meeting date shall be 50,000 shares, subject to adjustment as provided in Section 5.2 above. For purposes of the preceding sentence, such Awards that are forfeited due to Vesting or other restrictions shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant in any calendar year. The maximum aggregate number of shares of Common Stock underlying Awards that may be granted to any single Participant in any calendar year as ISOs shall be 133,333.

7.    STOCK OPTIONS

7.1.
In General. The Committee may, in its sole discretion, grant Stock Options to Employees, Group Employees, Nonemployee Directors and/or Independent Contractors on or after the Effective Date. The Committee shall, in its sole discretion, determine the Employees, Group Employees, Nonemployee Directors and Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Group Employees, Nonemployee Directors and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time and set forth in the Award Agreement. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 7.2 through 7.9 below.

7.2.
Exercise Price. The Committee shall specify the Exercise Price of each Stock Option in the Award Agreement; provided, however, that (i) the Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Award Date, and (ii) the Exercise Price of a Nonqualified Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Award Date.

7.3.
Term of Stock Option. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that no ISO or Nonqualified Stock Option shall be exercisable after the 10th anniversary of the applicable Award Date. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the Award Date.

7.4.
Vesting Date. The Committee shall specify in the Award Agreement the Vesting Date(s) or other requirements to Vest for each Stock Option. If the Committee fails to specify a Vesting Date in the Award Agreement, twenty-five percent (25%) of such Stock Option shall become exercisable on each of the first four (4) one-year anniversaries of the Award Date and shall remain exercisable following such anniversary date until the Stock Option expires in accordance with its terms under the Award Agreement or under the terms of the Plan. The Vesting of a Stock Option may be subject to such other terms and conditions as shall be determined by the Committee and set forth in the Award Agreement, including, without limitation, accelerating the Vesting if certain performance goals are achieved, or a Change in Control of the Company occurs and a Participant’s Service is terminated.

7.5.
Exercise of Stock Options. The Stock Option Exercise Price may be paid in cash or, in the sole discretion of the Committee, by delivery to the Company of shares of Common Stock then owned by the Participant, or by the Company’s withholding a portion of the shares of Common Stock for which the Stock Option is exercisable, or by a combination of these methods. If the Common Stock is readily tradable on a national securities exchange or other market system, payment may also be made by delivering a properly executed exercise notice to the Company and delivering a copy of irrevocable instructions to a broker directing the broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the delivery to the Company of shares of Common Stock then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where, upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the Exercise Price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations shall be made by the Committee at the time of grant and specified in the Award Agreement.

7.6.
Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of this Section 7, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-1(h)) of the Company or of any “Parent Corporation” (as defined in Code Section 424(e)) or of any “Subsidiary Corporation” (as defined in Code Section 424(f)) on the Award Date. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless (i) the Exercise Price of the ISO is fixed at not less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Award Date and (ii) the exercise of such ISO is prohibited by its terms after the 5th anniversary of the ISO’s Award Date.

7.7.
Conversion Stock Options. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an “Original Option”) to purchase shares of stock of any corporation:

(a)	the stock or assets of which were acquired, directly or indirectly, by the Company, an Affiliate or Group Company, or

(b)	which was merged with and into the Company, an Affiliate or Group Company, so that the Original Option is converted into a Stock Option (hereinafter referred to as a “Conversion Stock Option”); provided, however, that such Conversion Stock Option as of the Award Date (the “Conversion Stock Option Grant Date”) shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee in its sole discretion determines otherwise, a Conversion Stock Option that is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Code Section 424(a) and (y) is not treated as a modification, extension or renewal of a stock option under Code Section 424(h).

7.8.
Right to Call Stock Options or Common Stock. Notwithstanding any other provision of this Plan and without regard to the completion of an IPO, any Stock Option granted under this Plan shall be subject to a right of call by the Committee in the event of termination of the Plan due to merger or acquisition of the Company. If the Committee exercises the right to call the Common Stock, the Participant must return the shares of Common Stock to the Company within seven (7) calendar days following the call notice.

(a)
Upon the call of Common Stock, the owner of the Common Stock shall, unless otherwise determined by the Committee pursuant to subsection (b) below, be entitled to receive from the Company an amount equal to the Fair Market Value of the returned Common Stock.

(b)
Upon the call of a Stock Option, the Committee shall pay the optionee an amount equal to the excess of (i) the Fair Market Value the number of shares of Common Stock subject to the Option, over (y) the Exercise Price of such shares of Common Stock.

(c)
The Company shall have the right to defer payment of the proceeds under this Section 7.8, and make such payment in the form of single lump sum or in installments over such periods as the Committee may determine in its discretion, subject to Code Section 409A.

8.    SARS

8.1.
In General. The Committee may, in its sole discretion, grant SARs to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors. A SAR is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of (x) the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over (y) the Fair Market Value of such shares of Common Stock on the Award Date, all as determined and set forth in the Award Agreement by the Committee; provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the Award Date of the Stock Option. Each SAR shall be subject to the terms of the Plan and the applicable Award Agreement, which may include the Vesting Date, an expiration date, and a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant. In no event shall a SAR be exercisable after the 10th anniversary of the Award Date of such SAR.

9.    RESTRICTED STOCK AWARDS AND STOCK UNITS

9.1.
Restricted Stock Awards. The Committee may, in its sole discretion, grant Restricted Stock Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or a Group Company. A Restricted Stock Award shall consist of shares of Common Stock that are subject to such terms and conditions as the Committee in its sole discretion determines appropriate and sets forth in the Award Agreement including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s Service within specified periods. With respect to shares of Common Stock subject to a Restricted Stock Award, the Participant shall have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the Award Date.

9.2.
Stock Certificates. Except as otherwise provided in this Section 9.2, the Company will issue each Participant entitled to receive shares of Common Stock under the Plan a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to the Common Stock. Each certificate will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market system. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Common Stock to an account maintained by the Company in the name of such Participant, which account may be an account maintained by the Company for such Participant under any dividend reinvestment program offered by the Company. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Vesting conditions expire or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient will have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Common Stock may be delivered to the Participant after, and only after, the Vesting conditions will have expired without forfeiture in respect of such shares of Restricted Stock.

9.3.
Stock Units. The Committee may, in its sole discretion, grant Stock Units to Employees, Group Employees, Nonemployee Directors, and Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or a Group Company. A Stock Unit is a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. Subject to Section 9.4, a Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify. The Committee shall determine whether a Participant who has been granted a Stock Unit also shall be entitled to a Dividend Equivalent Right with respect to such Stock Unit.

9.4.
Payout of Stock Units. Subject to a Participant’s election to defer in accordance with Section 18.4 below, upon the Vesting Date of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

10.    PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1.
Performance Shares. The Committee may, in its sole discretion, grant Performance Shares to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or a Group Company. A Performance Share shall consist of a share or shares of Common Stock that are subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be paid out or distributed to the Participant and any other Vesting criteria. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

10.2.
Performance Units. The Committee may, in its sole discretion, grant Performance Units to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or Group Company. A Performance Unit is a hypothetical share of the value of the Company, represented by a notional account that the Company shall establish and maintain (or caused to be established or maintained) for such Participant who receives a grant of Performance Units. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will accrue to the Participant and any other Vesting criteria. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below. The Committee shall determine and set forth in an Award Agreement whether a Participant who has been granted a Performance Unit shall also be entitled to a Dividend Equivalent Right.

10.3.
Adjustment of Performance Goals. With respect to any Performance Shares or Performance Units that are not intended to qualify as Performance-Based Awards (as described in Section 12 below), the Committee shall have the authority at any time to adjust, as it deems necessary or desirable, the performance goals for any outstanding Performance Shares or Performance Units unless, at the time of establishment of such performance goals, the Committee precludes its authority to make such adjustments. Notwithstanding the foregoing, with respect to Awards intended to qualify as Performance-Based Awards (as defined below), the Committee shall not adjust such goals in a manner that would cause the Awards to no longer qualify as Performance-Based Awards.

10.4.
Payout of Performance Shares or Performance Units. Subject to a Participant’s election to defer distribution in accordance with Section 18.4 below, upon the Vesting of a Performance Share or a Performance Unit, the shares of Common Stock representing the Performance Share or the cash value of the Performance Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, determines to make the payment for the Performance Share in cash, or the Performance Unit in shares of Common Stock (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock or cash that would otherwise be distributed to the Participant.
11.    CASH AWARDS

11.1.
In General. The Committee may, in its sole discretion, grant Cash Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, an Affiliate or Group Company. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the Vesting Date with respect to such Cash Award, the criteria for the Vesting of such Cash Award, and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant’s Service within specified periods.

11.2.
Limitations. Each calendar year, an incentive pool equal to seven and one-half percent (7.5%) of the Company’s earnings before interest and taxes for the calendar year shall be created (the “Incentive Pool”) for the payment of Cash Awards that are intended to qualify as Performance-Based Awards (as described in Section 12 below). Each calendar year, the Committee shall allocate a percentage of the Incentive Pool to each Participant who is a Covered Employee for that year. In determining payouts under the Incentive Pool, (a) the percentage of the Incentive Pool allocated in any year may not exceed thirty percent (30%) of the total Incentive Pool to any single Covered Employee and (b) the aggregate payments to all Incentive Pool participants may not exceed 100% of the Incentive Pool. As soon as possible after the determination of the Incentive Pool for a calendar year, the Committee shall calculate each Covered Employee’s allocated portion of the Incentive Pool based upon the percentage established at the beginning of the calendar year. The Committee then shall determine the Participant’s Cash Award for the year, based on the Participant’s allocated portion of the Incentive Pool, but subject to reduction of the Cash Award in the sole discretion of the Committee. In no event may the portion of the Incentive Pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Participant’s allocated portion. The Committee may not make a Cash Award that is intended to qualify as a Performance-Based Award (as described in Section 12 below) in an amount greater than $4,000,000 in a single calendar year.

11.3.
Covered Employee. For purposes of the Plan, “Covered Employee” shall mean a Participant who, as of the date of Vesting and/or payout of an Award, or the date the Company or any of its Affiliates is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

12.    PERFORMANCE-BASED AWARDS

12.1.
In General. The Committee, in its sole discretion, may designate an Award granted under the Plan as a Performance-Based Award, which is an Award structured in a manner such that the compensation attributable to such Award is intended by the Committee to qualify as “performance-based compensation” (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder) and thus be exempt from the deduction limitation imposed by Code Section 162(m).

12.2.	Qualification of Performance-Based Awards. Awards shall qualify as Performance-Based Awards under the Plan only if:

(a)	at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder);

(b)
with respect to either the granting or Vesting of an Award (other than (i) a Nonqualified Stock Option or (ii) a SAR, each of which are granted with an Exercise Price at or above the Fair Market Value of the Common Stock on the Award Date), such Award is subject to the achievement of a performance goal or goals based on one or more of the performance measures specified in Section 12.3 below;

(c)	the Committee establishes in writing (i) the objective performance-based goals applicable to a given performance period, and (ii) the individual Employees or class of Employees to which such performance-based goals apply no later than ninety (90) calendar days after the commencement of such performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed);

(d)
no compensation attributable to a Performance-Based Award will be paid to or otherwise received by a Participant until the Committee certifies in writing that the performance goal or goals (and any other material terms) applicable to such performance period have been satisfied; and

(e)
after the establishment of a performance goal, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Award as “performance-based compensation” under Code Section 162(m)) or increase the amount of compensation payable with respect to such Award upon the attainment of such performance goal.

12.3.
Performance Measures. Performance measures shall be the pre-established objective goals established by the Committee for each performance period. The performance measures may be based upon the performance of the Company, of any Affiliate, or a division or unit thereof, or of an individual Participant, or groups of Participants, using one or more of the goals selected by the Committee. Separate performance measures may be established by the Committee for the Company or an Affiliate, or division thereof, or an individual, and different performance measures may be given different weights. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; total shareholder return; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; revenue backlog; margins realized on delivered goods or services; reductions in costs; and/or any other measure the Committee deems appropriate

Performance measures may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies, business units, divisions or individuals or a defined index. The Committee, in its sole discretion but subject to Code Section 162(m), may elect to exclude, in calculating performance under any of the above criteria, (a) unusual gains, unusual losses and other nonrecurring items (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)), (b) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, Recapitalization or Reorganization involving the Company and its Affiliates, (c) the cumulative effects of accounting changes, (d) discontinued operations, and (e) any business units, divisions, Affiliates or other entities sold or acquired.

12.4.
Shareholder Reapproval. As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in this Section 12 shall be disclosed to and reapproved by the Company’s shareholders no later than the first shareholder meeting that occurs in the 5th year following the year in which the Company’s shareholders previously approved such performance goals.

13.    CHANGE IN CONTROL

13.1.
Accelerated Vesting Upon Termination of Service. Unless the terms of an Award Agreement expressly provide otherwise, if there is a Change in Control of the Company, and, within two years following the Change in Control, the Company terminates a Participant’s Service other than for Cause or the Participant terminates Service for Good Reason, any outstanding Awards held by the Participant shall Vest. For this purpose, Good Reason will have the same meaning as such term or similar term is used in any employment, consulting, severance, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Company or an Affiliate and the Participant or if such agreement does not define “Good Reason” or such similar term, then “Good Reason” will have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Good Reason” will mean, as determined by the Committee in its sole discretion and solely with respect to this Plan and any Award made hereunder, the occurrence of any of the following events without the Participant’s express written consent:

(a)	The material reduction of the Participant’s authorities, duties, and position with the Company;

(b)
A reduction by the Company of the Participant’s base compensation by more than fifteen percent (15%), other than a reduction approved by the Board that similarly applies to all executive officers of the Company; or

(c)
A change in the offices of the Participant to a place that is more than thirty-five (35) miles in distance farther from the Participant’s home than the current executive offices of the Company in Oxford, MA.

The Participant must provide notice to the Company of the existence of one or more of the foregoing conditions within ninety (90) calendar days of the initial existence of the condition, upon the notice of which the Company will have thirty (30) calendar days during which it may remedy the condition and not be required to Vest the Awards. For a Participant’s termination of Service to be on account of “Good Reason,” it must occur within one hundred eighty (180) calendar days following the initial existence of the applicable condition.

13.2.
Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess, if any, of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control of the Company over the Exercise Price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.

13.3.
Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity’s compensation plans. If any entity that acquires control of the Company does not agree to assume outstanding Awards upon a Change in Control or replace such Awards with awards that preserve the existing value of the Award at the time of the Change in Control and provide for subsequent payout in accordance with the same Vesting schedule applicable to the original Awards, then, at the time of the Change in Control, (i) all outstanding Stock Options and SARs shall become immediately Vested and exercisable; (ii) all restrictions on Restricted Stock Awards and Stock Units shall immediately lapse; (iii) all performance goals other than with respect to performance-based Cash Awards shall be deemed achieved at target levels and all other terms and conditions met; (iv) all performance-based Cash Awards shall be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and (v) all Performance Shares shall be delivered, and all Cash Awards, Performance Units and Stock Units shall be paid out as promptly as practicable.

14.    TERMINATION OF SERVICE

14.1.	Termination of Service Due to Death or Disability. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated due to death or Disability:

(a)	all non-Vested portions of Awards held by the Participant on the date of the Participant’s death or Disability shall immediately Vest; and

(b)	all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant’s death or Disability shall remain exercisable until the earlier of:

(i)	the end of the 12-month period following the date of the Participant’s death or Disability, or

(ii)	the date the Stock Option or SAR would otherwise expire.

14.2.
Termination of Service for Cause. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated by the Company, the Affiliate or the Group Company, as the case may be, for Cause, all Awards held by the Participant on the date of the termination of Service, whether

Vested or non-Vested, shall immediately be forfeited by the Participant as of such date. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause.

14.3.
Other Terminations of Service. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated for any reason other than for Cause or other than due to death or Disability:

(a)	all non-Vested portions of Awards held by the Participant on the date of the termination of his or her Service shall immediately be forfeited by such Participant as of such date; and

(b)
all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of his or her Service shall remain exercisable until the earlier of (i) the end of the ninety (90) calendar day period following the date of the termination of the Participant’s Service or (ii) the date the Stock Option or SAR would otherwise expire.

Notwithstanding the foregoing, the Vesting, expiration and forfeiture of any Stock Options and/or SARs awarded to an Independent Contractor shall be governed by the terms of the written Award Agreement.

14.4.
ISOs. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO.

14.5.
Leave of Absence. A Participant shall not cease to be an Employee for purposes of this Plan solely on account of a Leave of Absence. For purposes of ISOs, no such leave may exceed ninety (90) calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) calendar day of such leave any ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a Nonqualified Stock Option. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence as “Personal Leave;” provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. No Awards shall be made to a Participant during Personal Leave. Except where prohibited by law, a Participant’s un-Vested Awards shall remain un-Vested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Awards. A Participant’s Vested Stock Options that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Stock Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant’s Stock Options have not lapsed, the Stock Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

15.    NONEMPLOYEE DIRECTOR COMPENSATION

15.1.
Annual Cash Retainer. Each Nonemployee Director will be paid a retainer fee for Service as a member of the Board (the “Annual Retainer”), in an amount that the Board will establish from time to time by resolution, in accordance with the IPG Photonics Corporation Non-Employee Director Compensation Plan (the “Director Compensation Plan”). In no event will the sum of the cash portion of the Annual Retainer and any Cash Award to any Participant who is a Nonemployee Director exceed $250,000 in a given period of time beginning on an annual shareholder meeting date and ending on the day immediately preceding the following annual shareholder meeting date.

15.2.
Equity Awards. Each Nonemployee Director will be eligible to receive an Award upon appointment or election to the Board, and annually thereafter, in accordance with the Director Plan and subject to the limit in Section 6.1 and the terms of the applicable Award Agreement.

16.    TAXES

16.1.
Withholding Taxes. With respect to Employees and Group Employees, the Company, or the applicable Affiliate or Group Company, may require a Participant who has Vested in his or her Restricted Stock Award,

Stock Unit, Performance Share or Performance Unit granted hereunder, or who exercises a Stock Option or SAR granted hereunder, to reimburse the corporation that employs such Employee or Group Employee for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation that employs such Employee or Group Employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Employee or Group Employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs the Employee or Group Employee may, in its discretion, hold the stock certificate to which such Employee or Group Employee is entitled upon the Vesting of a Restricted Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

16.2.
Use of Common Stock to Satisfy Withholding Obligation. With respect to Employees and Group Employees, at any time that the Company or an Affiliate or Group Company that employs such Employee or Group Employee becomes subject to a withholding obligation under applicable law with respect to the Vesting of a Restricted Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Nonqualified Stock Option (the “Tax Date”), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an “Election”) by (i) directing the Company, the Affiliate or the Group Company that employs such Employee or Group Employee to withhold from shares issuable in the related Vesting or exercise either a specified number of shares, or shares of Common Stock having a specified value in each case equal to the related minimum statutory personal withholding tax liabilities with respect to the applicable taxing jurisdiction, (ii) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (iii) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value of the Common Stock on the Tax Date. The Committee may disapprove any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.

16.3.
No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company, an Affiliate or a Group Company and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

17.    AMENDMENT AND TERMINATION

17.1.
Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 17.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participants’ consent, except as expressly provided herein.

17.2.
Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 17.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participants’ consent, except as expressly provided herein. No amendment of the Plan shall, without the approval of the shareholders of the Company:

(a)	increase the total number of shares of Common Stock that may be issued under the Plan;

(b)	increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual under the Plan;

(c)	increase the maximum dollar amount that may be paid with respect to all Awards measured in cash; or

(d)	modify the requirements as to eligibility for Awards under the Plan.

In addition, the Plan shall not be amended without the approval of such amendment by the Company’s shareholders if such amendment (i) is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) will disqualify any ISO granted hereunder.

17.3.
Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein; provided, however, that (i) no such amendment, modification, extension, cancellation, renewal, exchange, substitution or replacement will be to the detriment of a Participant with respect to any Award previously granted without the affected Participant’s written consent, (ii) any such amendment, modification, extension, cancellation, renewal exchange, substitution, or replacement must satisfy the requirements for exemption under Code Section 409A, and (iii) in no event will the Committee be permitted to, without the approval of the shareholders of the Company, (A) reduce the Exercise Price of any outstanding Stock Option or SAR, (B) exchange or replace an outstanding Stock Option or SAR with a new Stock Option or SAR with a lower Exercise Price, except pursuant to Section 5.2, or (C) cancel a Stock Option or SAR in exchange for cash or other Awards. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Group Employee, Nonemployee Director or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Group Employee, Nonemployee Director or Independent Contractor under the Plan, or any award previously granted to such Employee, Group Employee, Nonemployee Director or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

17.4.
Certain Amendments. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Board may amend the Plan without the consent of any Participant and the Committee may amend any Award Agreement without the consent of the Participant in order to comply with applicable law, including Code Sections 409A or 162(m), stock exchange listing standards, or accounting rules.

18.    MISCELLANEOUS

18.1.
Other Provisions. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to an Award granted to any other Participant) as the Committee determines on the Award Date to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a Change in Control of the Company, for the payment of the value of Awards to Participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s Service in addition to those specifically provided for under the Plan.

18.2.
Restrictive Covenants and Other Terms and Conditions. The Committee may provide, by way of the Award Agreement or otherwise, that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other terms, conditions, restrictions and/or limitations of the Award Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, consulting agreement, state law, or otherwise, the Participant will forfeit:

(a)
any and all Awards granted to him or her under the Plan, including Awards that have become Vested, shares of Common Stock that have been distributed to him or her, and the full value of shares of Common Stock that the Participant has sold (the Participant may be required to return such shares or repay the full value of such share of Common Stock to the Company); and/or

(b)
the profit the Participant has realized on the vesting or disposition of an Award granted to him or her under the Plan, including from exercise of any Stock Options, which is the difference between the Stock Options’ Exercise Price and the Fair Market Value of any Stock Option the Participant exercised (the Participant may be required to repay the profit and such difference to the Company).

18.3.
Transferability. Each Award granted under the Plan to a Participant shall not be transferable other than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the Award Date and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant solely to members of the Participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.

18.4.
Election to Defer Compensation Attributable to Award. The Committee may, in its sole discretion and subject to Code Section 409A, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company’s tax counsel.

18.5.
Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18.6.
No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

18.7.
No Right to Continued Employment or Service or to Grants. A Participant’s rights, if any, to continue to serve the Company, an Affiliate or a Group Company as a director, officer, Employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company, the Affiliate and the Group Company reserve the right to terminate the employment or Service of any Employee or Group Employee or the Services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Group Employee, Nonemployee Director, Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.

18.8.
Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section and no action may be taken which would result in a violation of the Exchange Act or any other applicable law. The Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions. The Committee also may impose conditions on the exercise or Vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

18.9.
Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. Participants, the Company, a Group Company and Affiliate each submit and consent to the jurisdiction of the courts in the Commonwealth of Massachusetts, County of Worster, including the Federal Courts located therein, should

Federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Plan or an Award Agreement.

18.10.
Statute of Limitations for Claims Involving the Plan or Awards. If a Participant believes that the Committee has not followed his or her election, or the Participant believes that he or she has a claim against the Plan, the Company or Committee under the terms of the Plan or an Award Agreement, the Participant must file a written claim with the Committee within twelve (12) months after the Participant learned of the claim or allegedly made the election.

18.11.
Other Agreements. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent any employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate provides Vesting terms or post-termination exercise periods with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the Vesting terms or post-termination exercise periods in such employment, consulting, or other written agreement between the Participant and the Company, a Group Company or Affiliate shall control.

18.12.
Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company, an Affiliate or a Group Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company, and Affiliate or a Group Company, now or subsequently in effect.

18.13.
No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.14.
Electronic Delivery of Plan Information and Electronic Signatures. To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.

18.15.
Compliance With Code Section 409A. Any provision of the Plan that becomes subject to Code Section 409A will be interpreted and applied consistent with that Section and the applicable Treasury Regulations. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Code Section 409A. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of Service, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s termination of Service, and (ii) the date of the Participant’s death. A termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.” A separation from Service shall be deemed to occur if it is anticipated that the level of Services the Participant will perform after a certain date (whether as an Employee or as an Independent Contractor) will permanently decrease to no more than twenty percent (20%) of the average level of Services provided by the Participant in the immediately preceding thirty-six (36) months. With respect to any Award that is or becomes subject to Code Section 409A, a Change in Control would only be deemed to have occurred only upon a change in control event described in Code Section 409A and Treasury Regulations §1.409A-3(i)(5).

18.16.
Compensation Recovery Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to any Compensation Recovery Policy established by the Company and amended from time to time.

IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE
TITLE BAR.
Proxies submitted by the Internet or telephone must be
received by 1:00 a.m., Central Time, on June 2, 2015.
Vote by Internet

•	Log on to the Internet and go to
www.investorvote.com/ipgp

•	Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the
USA, US territories & Canada any time on a touch
tone telephone. There is NO CHARGE to you for
the call.
• Follow the instructions provided by the recorded
message.

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors	For	Withhold		For	Withhold		For	Withhold	+
	01 - Valentin P. Gapontsev, Ph.D.	☐	☐	02 - Eugene Scherbakov, Ph.D.	☐	☐	03 - Igor Samartsev	☐	☐

	04 - Michael C. Child	☐	☐	05 - Henry E. Gauthier	☐	☐	06 – William S. Hurley	☐	☐

	07 - Eric Meurice	☐	☐	08 - John R. Peeler	☐	☐	09 – Thomas J. Seifert	☐	☐

		For	Against	Abstain
2.	To amend our 2006 Incentive Compensation Plan.	☐	☐	☐

		For	Against	Abstain
3.	Advisory vote to ratify our independent registered public accounting firm.	☐	☐	☐

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+
2015 Annual Meeting Admission Ticket

2015 Annual Meeting of Stockholders
IPG Photonics Corporation
June 2, 2015
50 Old Webster Road, Oxford, Massachusetts 01540

Upon arrival, please present this admission ticket
and photo identification at the registration desk.
If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a stockholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the lobby area. No personal items, with the exception of purses, may be carried into the meeting area.
From the East
Travel the Mass Turnpike West to Auburn Exit 10. From the tollbooth bear to the left and take the second right, I-395 South, Oxford. Travel I-395 South and take Exit 4B Sutton Ave., Oxford. From Exit 4B go to the set of traffic lights and turn left onto Main Street (Rt. 12 South). Follow Main Street for approximately 1.5 miles turn right onto Harwood Street. Follow Harwood Street for 1.5 miles (bear left at fork in road), Harwood Street becomes Old Webster Road. IPG Photonics will be on your left.
From the West
Travel the Mass Pike East to Exit 10 Auburn, approximately a 15 minute drive. From the tollbooth, bear to the left and take the second right, I-395 South, Oxford. From Exit 4B go to the set of traffic lights and turn left onto Main Street (Rt. 12 South). Follow Main Street for approximately 1.5 miles turn right onto Harwood Street. Follow Harwood Street for 1.5 miles (bear left at fork in road), Harwood Street becomes Old Webster Road. IPG Photonics will be on your left.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — IPG Photonics Corporation

Notice of 2015 Annual Meeting of Stockholders
50 Old Webster Road, Oxford, MA 01540
Proxy Solicited by Board of Directors for Annual Meeting – June 2, 2015
Dr. Valentin P. Gapontsev and Angelo P. Lopresti, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of IPG Photonics Corporation to be held on June 5, 2012 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)